                                                                    EXHIBIT 10.7

                    MULTI-TENANT INDUSTRIAL TRIPLE NET LEASE

                         Effective Date: July 20, 2000
                 (the date set forth below Landlord's signature)

                             BASIC LEASE INFORMATION

Landlord:                              CATELLUS DEVELOPMENT CORPORATION,
                                       a Delaware corporation

Landlord's Address For                 201 Mission Street
     Notice:                           San Francisco, California 94105
                                       Attn:  Asset Management
                                       Telephone:  (415) 974-4500
                                       Fax:  (415) 974-4687

Landlord's Address                     File #1918
     For Payment of Rent:              P.O. Box 61000
                                       San Francisco, California 94161-1918

Tenant:                                SYNETICS SOLUTIONS INC.,
                                       an Oregon corporation

Tenant's Address                       7440 S.W. Bonita Avenue
     For Notice:                       Tigard, Oregon  97224
                                       Attn:  Koki Nakamura
                                       Telephone: (503) 670-9934
                                       Fax: (503) 639-2264

Project: Those portions of "Southshore Corporate Park" located in the City of Gresham, County of Multnomah, State of Oregon. A conceptual plot plan of Southshore Corporate Park (the "Site Plan") is attached hereto as Exhibit A-1 (which indicates thereon the approximate location of the Premises and other parcels of land within Southshore Corporate Park as presently contemplated by Landlord). Tenant acknowledges that Exhibit A-1 is intended to be used only for illustrative purposes and nothing contained therein shall constitute a representation or warranty by Landlord.

Land: Approximately 9.34 acre parcel of land shown on the Site Plan attached hereto as Exhibit A-1.

Building:                              An office/manufacturing/warehouse
                                       building located on the Land and
                                       containing approximately 165,000 rentable square feet.

Premises:                              Approximately 109,906 rentable square
                                       feet located within the Building as shown on Exhibit A-2.

Premises Address:                      Southshore Corporate Park - Building A
     Street:                           18870 NE Riverside Parkway
     City and State:                   Gresham, Oregon  97230

Term:                                  One Hundred Twenty (120) months

Estimated Possession Date:             November 1, 2000

Estimated Commencement Date:           November 1, 2000

Monthly Base Rent:

                            First       Second
             Shell Base   Allowance    Allowance   Total Base
  Months        Rent         Rent        Rent*        Rent
-------------------------------------------------------------
  1 - 24     $36,269.00   $5,343.00    $11,535.00  $53,147.00
-------------------------------------------------------------
 25 - 48     $38,487.00   $5,343.00    $11,535.00  $55,365.00
-------------------------------------------------------------
 49 - 72     $40,821.00   $5,343.00    $11,535.00  $57,699.00
-------------------------------------------------------------
 73 - 96     $43,307.00   $5,343.00    $11,535.00  $60,185.00
-------------------------------------------------------------
 97 - 120    $45,944.00   $5,343.00    $11,535.00  $62,822.00
-------------------------------------------------------------
 121-144+    $48,742.00   $       0    $        0  $48,742.00
-------------------------------------------------------------
 145-168+    $51,710.00   $       0    $        0  $51,710.00
-------------------------------------------------------------
 169-180+    $54,859.00   $       0    $        0  $54,859.00
-------------------------------------------------------------

                  * Subject to prepayment pursuant to Section 9(d) of the Work Letter

                  + Subject to the provisions of the Option to Extend set forth in Section 19 of the Addendum to Lease

Tenant's Share of Building             6.61%
Operating Expenses:

Tenant's Share of Project              24.50%
Operating Expenses:

Security Deposit:                      $106,294.00, subject to adjustment
                                       pursuant to Section 3.3

Broker:                                Landlord's Broker:  CB Richard Ellis
                                       Tenant's Broker: Macadam Forbes, Inc.

Lease Year:                            Shall refer to each twelve (12) month
                                       period during the Term commencing on the Commencement Date.

Permitted Uses:                        The manufacturing, warehousing and
                                       distribution of mini-clean room
                                       environment equipment and other related
                                       activities, together with collateral
                                       office space, all to the extent
                                       consistent with the character of the
                                       Project as a first-class industrial
                                       project. No other uses shall be permitted without the prior written consent of Landlord, which may be given or withheld in Landlord's sole and absolute discretion. In no event shall any use of the Premises violate the Prohibited Uses set forth in Exhibit E attached hereto or the terms of the CC&Rs (defined in Section 11 of the Lease) and all uses of the Premises shall at all times comply with and be consistent with all of the provisions of this Lease (including, without limitation, the Rules and
                                       Regulations attached hereto as Exhibit F) and applicable law.

Guarantors:                            Yaskawa Electric America, Inc.

Parking Spaces:                        One hundred thirty-seven (137) standard
                                       and four (4) handicap unreserved parking
                                       spaces, subject to the terms of Section
                                       1.4

Rentable Square Feet of                Shall mean (a) the total square footage
Premises:                              of the Premises, measured from the
                                       outside of the exterior walls of the
                                       Building and to the center of any
                                       demising walls separating the Premises
                                       from other premises in the Building, plus
                                       (b) a pro rata share of any common
                                       utility rooms and/or electrical vaults
                                       located in the Building that do not
                                       exclusively serve the Premises or other
                                       premises leased to other tenants of the
                                       Building (which pro rata share shall be
                                       the same percentage as Tenant's Share of Building Operating Expenses).

Rentable Square Feet of                Shall mean the total square footage of
Building:                              the Building, measured from the outside
                                       of the exterior walls of the Building to the center thereof.

Option to Extend:                      One (1) five (5) year Option to Extend
                                       in accordance with Section 19 in the
                                       Addendum to Lease.

ADDENDUM

EXHIBITS

A-1      Site Plan
A-2      Premises
B        Work Letter
C        Commencement Date Memorandum
D        Insurance Certificate
E        Prohibited Uses
F        Rules and Regulations
G        Requirements for Improvements or Alterations by Tenant
H        Estoppel Certificate
I        Subordination, Non-Disturbance and Attornment Agreement
J        Arbitration Procedures
K        Synetics Parking Spaces

The Basic Lease Information set forth above and the Addendum and Exhibits attached hereto are incorporated into and made a part of the following Lease. Each reference in this Lease to any of the Basic Lease Information shall mean the respective information above and shall be construed to incorporate all of the terms provided under the particular Lease paragraph pertaining to such information. In the event of any conflict between the Basic Lease Information and the provisions of the Lease, the latter shall control.

                (  TA  )                        (  KN  )
                 ------                         ------
      LANDLORD   initial          AND TENANT    initial           AGREE.

                                TABLE OF CONTENTS

                                                                                                                    PAGE
                                                                                                                    ----
1.       PREMISES...............................................................................................      1
         1.1      Premises......................................................................................      1
         1.2      Common Area...................................................................................      1
         1.3      Reserved Rights...............................................................................      1
         1.4      Parking.......................................................................................      1

2.       TERM...................................................................................................      2
         2.1      Commencement Date.............................................................................      2
         2.2      Possession....................................................................................      2
         2.3      Early Entry...................................................................................      2

3.       RENT...................................................................................................      3
         3.1      Rent..........................................................................................      3
         3.2      Late Charge and Interest......................................................................      3
         3.3      Security Deposit..............................................................................      3

4.       UTILITIES..............................................................................................      4

5.       TAXES..................................................................................................      4
         5.1      Real Property Taxes...........................................................................      4
         5.2      Definition of Real Property Taxes.............................................................      4
         5.3      Personal Property Taxes.......................................................................      4

6.       OPERATING EXPENSES.....................................................................................      5
         6.1      Operating Expenses............................................................................      5
         6.2      Definition of Operating Expenses..............................................................      5

7.       ESTIMATED EXPENSES.....................................................................................      6
         7.1      Payment.......................................................................................      6
         7.2      Adjustment....................................................................................      6
         7.3      Audit Right...................................................................................      6

8.       INSURANCE..............................................................................................      6
         8.1      Landlord......................................................................................      6
         8.2      Tenant........................................................................................      7
         8.3      General.......................................................................................      7
         8.4      Indemnity.....................................................................................      8
         8.5      Exemption of Landlord from Liability..........................................................      8

9.       REPAIRS AND MAINTENANCE................................................................................      9
         9.1      Tenant........................................................................................      9
         9.2      Landlord......................................................................................      9
         9.3      Landlord's Failure to Perform.................................................................     10

10.      ALTERATIONS............................................................................................     10
         10.1     Trade Fixtures; Alterations...................................................................     10
         10.2     Damage; Removal...............................................................................     11
         10.3     Liens.........................................................................................     11
         10.4     Standard of Work..............................................................................     11

11.      USE....................................................................................................     11

12.      ENVIRONMENTAL MATTERS..................................................................................     12
         12.1     Hazardous Materials...........................................................................     12
         12.2     Tenant's Indemnification......................................................................     13
         12.3     Pre-existing Conditions and Indemnification...................................................     13

                                                                                                                    PAGE
                                                                                                                    ----
13.      DAMAGE AND DESTRUCTION.................................................................................     14
         13.1     Casualty......................................................................................     14
         13.2     Tenant's Fault................................................................................     15
         13.3     Uninsured Casualty............................................................................     15
         13.4     Waiver........................................................................................     16

14.      EMINENT DOMAIN.........................................................................................     16
         14.1     Total Condemnation............................................................................     16
         14.2     Partial Condemnation..........................................................................     16
         14.3     Award.........................................................................................     16
         14.4     Temporary Condemnation........................................................................     16

15.      DEFAULT................................................................................................     16
         15.1     Events of Defaults............................................................................     16
         15.2     Remedies......................................................................................     17
         15.3     Cumulative....................................................................................     18

16.      ASSIGNMENT AND SUBLETTING..............................................................................     18

17.      ESTOPPEL, ATTORNMENT AND SUBORDINATION.................................................................     19
         17.1     Estoppel......................................................................................     19
         17.2     Subordination.................................................................................     19
         17.3     Attornment....................................................................................     19

18.      MISCELLANEOUS..........................................................................................     20
         18.1     General.......................................................................................     20
         18.2     Signs.........................................................................................     21
         18.3     Waiver........................................................................................     21
         18.4     Financial Statements..........................................................................     21
         18.5     Limitation of Liability.......................................................................     21
         18.6     Notices.......................................................................................     21
         18.7     Brokerage Commission..........................................................................     21
         18.8     Authorization.................................................................................     22
         18.9     Holding Over; Surrender.......................................................................     22
         18.10    Joint and Several.............................................................................     22
         18.11    Covenants and Conditions......................................................................     22
         18.12    Auctions......................................................................................     22
         18.13    Consents......................................................................................     22
         18.14    Force Majeure.................................................................................     22
         18.15    Mortgagee Protection..........................................................................     23
         18.16    Guarantors....................................................................................     23
         18.17    Hazardous Substance Disclosure................................................................     23
         18.18    ADA Compliance................................................................................     23
         18.19    Addenda.......................................................................................     24

1.       PREMISES

         1.1 Premises. Landlord hereby leases to Tenant that portion of the Building as shown on Exhibit A-2 attached hereto (the "Premises"), but excluding the Common Area (defined below) and any other portion of the Building, the Land and/or the Project. Tenant has determined that the Premises are acceptable for Tenant's use and Tenant acknowledges that, except as set forth in the Work Letter attached hereto as Exhibit B (the "Work Letter"), neither Landlord nor any broker or agent has made any representations or warranties in connection with the physical condition of the Premises or their fitness for Tenant's use upon which Tenant has relied directly or indirectly for any purpose. By taking possession of the Premises, Tenant accepts the Premises "AS-IS" and waives all claims of defect in the Premises, except as set forth herein or in the Work Letter. Tenant shall be responsible for confirming the street address of Premises with the City.

         1.2 Common Area. Tenant may, subject to rules made by Landlord, use the following areas on the Land or within the Building ("Building Common Area") in common with Landlord and other tenants of the Building: hallways, stairwells, entranceways, restroom facilities, refuse facilities, landscaped areas, driveways necessary for access to the Premises, parking spaces and other common facilities located in the Building and/or on the Land designated by Landlord from time to time for the common use of all tenants of the Building. Tenant may, subject to the CC&Rs (as defined in Section 11 below) and any rules or regulations made by Landlord, use the following areas of the Project ("Project Common Area") in common with Landlord, tenants of the Building and/or other owners or lawful users of the Project: refuse facilities, landscaped areas, roads, driveways necessary for access to the Premises, parking spaces, retention basins and other common facilities designated by Landlord from time to time for the common use of all tenants and owners of the Project. The Building Common Area and the Project Common Area are collectively referred to herein as the "Common Area".

         1.3 Reserved Rights. Landlord reserves the right to enter the Premises for any reason upon reasonable notice to Tenant (or without notice in case of an emergency) and/or to undertake the following all without abatement of rent or liability to Tenant: inspect the Premises and/or the performance by Tenant of the terms and conditions hereof; make such alterations, repairs, improvements or additions to the Premises as required or permitted hereunder; change boundary lines of the Land so long as such change does not materially and adversely impact Tenant's use of the parking area and/or access to the Premises; install, use, maintain, repair, alter, relocate or replace any pipes, ducts, conduits, wires, equipment and other facilities (including, without limitation, cabling and conduit for telecommunications facilities of any kind) in the Common Area or the Building; install, maintain and operate conduit cabling within the utility and/or conduit ducts and risers within the Building, as well as, grant lease, license or use rights to third parties, to utilize the foregoing grant easements or licenses on the Land and/or the Project; dedicate for public use portions of the Land and/or the Project and record covenants, conditions and restrictions affecting the Land and/or the Project and/or amendments to existing CC&Rs (as defined below in Section 11 below) which do not unreasonably interfere with Tenant's use of the Premises or impose additional material monetary obligations on Tenant; change the name of the Building and/or the Project; affix reasonable signs and displays on the Building and/or the Land; and, during the last six (6) months of the Term, place signs for the rental of, and show the Premises to prospective tenants.

         1.4 Parking. So long as this Lease is in effect and provided Tenant is not in default hereunder, Landlord grants to Tenant and Tenant's customers, suppliers, employees and invitees ("Tenant's Authorized Users") a non-exclusive license to use up to one hundred thirty-seven (137) standard parking spaces and four (4) handicap parking spaces (for a total of one hundred forty-one (141) parking spaces) in the location shown on Exhibit K attached hereto. All visitor parking will be on a non-exclusive, in common basis with all other visitors and guests of the Project. Tenant will not use or allow any of Tenant's Authorized Users to use any parking spaces which have been specifically assigned by Landlord for other uses such as visitor parking or which have been designated by any governmental entity as being restricted to certain uses. Landlord may assign any unreserved and unassigned parking spaces and/or make all or any portion of such spaces reserved, if Landlord reasonably determines that it is necessary for orderly and efficient parking or for any other reasonable reason. Tenant and Tenant's Authorized Users shall comply with all rules and regulations regarding parking set forth in Exhibit F attached hereto and Tenant agrees to cause Tenant's Authorized Users to comply with such rules and regulations. Landlord reserves the right from time to time to modify and/or adopt such other reasonable and non-discriminatory rules and regulations for the parking facilities as it deems reasonably necessary for the operation of the parking facilities, but in no event shall Landlord be entitled to charge fees for parking without the prior written consent of Tenant, which is not to be unreasonably withheld or delayed. Tenant may, at Tenant's sole cost and expense, provide for the striping of additional parking spaces in the paved areas adjacent to Tenant's loading docks and the fifty foot (50') wide concrete dock apron, provided that (i) the addition of such spaces in the loading dock and apron areas is in compliance with all applicable laws and (ii) any and all costs associated with providing such parking spaces in the loading dock areas shall be at Tenant's sole cost and expense, including, without limitation, any landscaping requirements imposed by the City.

2.       TERM

         2.1 Commencement Date. The Term of the Lease shall commence ("Commencement Date") on the first day of the first full month following the date on which Landlord delivers to Tenant the Premises Substantially Complete (as hereinafter defined) except that if Landlord delivers the Premises to Tenant on the first day of a month, that date shall be the Commencement Date, and the Lease shall continue in full force and effect for the period of time specified as the Term or until this Lease is terminated as otherwise provided herein. The Premises shall be deemed to be "Substantially Complete" on the earliest of the date on which: (1) Tenant commences business operations in the Premises, or (2) a temporary certificate of occupancy (or a reasonably substantial equivalent such as a signoff from a building inspector) is issued for the Premises, or would have been issued for the Premises but for the completion of work on or to the Premises to be performed by Tenant (for example, Tenant's completion of its clean room and fabrication powder coat equipment). Landlord shall arrange for the construction of certain Tenant Improvements (as defined in the Work Letter), if any, in accordance with and subject to the terms of the Work Letter attached hereto as Exhibit B. Tenant shall, upon demand after delivery of the Premises to Tenant, execute and deliver to Landlord a Commencement Date Memorandum in the form attached hereto as Exhibit C acknowledging (i) the Commencement Date, (ii) the final square footage of the Premises and (iii) Tenant's acceptance of the Premises. If the Premises are not Substantially Complete on the Estimated Commencement Date as extended by Force Majeure events and Tenant Delays (as defined in the Lease or Work Letter, if any), this Lease shall remain in effect, Landlord shall not be subject to any liability, and the Commencement Date shall be delayed until the date the Premises are Substantially Complete.

         2.2 Possession. Tenant's possession of the Premises during the period of time, if any, from the date on which Landlord delivers possession of the Premises to Tenant Substantially Complete (the "Possession Date") to the Commencement Date, shall be subject to all the provisions of this Lease and shall not advance the expiration date. Rent shall be paid for such period at the rate stated in the Basic Lease Information, prorated on the basis of a thirty
(30) day month, and shall be due and payable to Landlord on or before the Commencement Date. Tenant shall upon demand acknowledge in writing the Possession Date in the form attached hereto as Exhibit C.

         2.3      Early Entry. Subject to the following provisions of this
Section 2.3, Tenant shall have the right to enter the Premises no earlier than fifteen (15) days prior to the Commencement Date to install phone systems, furniture, fixtures and equipment, etc. and such early entry for such purposes shall not constitute occupancy for operation of Tenant's business and shall not trigger the Possession Date or the Commencement Date. Tenant agrees (i) any such early entry by Tenant shall be at Tenant's sole risk, (ii) Tenant shall not interfere with Landlord or Landlord's contractors completing work within the Premises or cause any labor difficulties; Tenant, together with its employees, agents and independent contractors will be subject to and will work under the direction of Landlord's contractor, (iii) Tenant shall comply with and be bound by all provisions of this Lease during the period of any such early entry except for the payment of Rent, (iv) prior to entry upon the Premises by Tenant, Tenant agrees to pay for and provide to Landlord certificates evidencing the existence and amounts of liability insurance carried by Tenant, which coverage must comply with the provisions of this Lease relating to insurance, (v) Tenant and its agents and contractors agree to comply with all applicable laws, regulations, permits and other approvals required to perform its work during the early entry on the Premises, and (vi) Tenant agrees to indemnify, protect, defend and save Landlord and the Premises harmless from and against any and all liens, liabilities, losses, damages, costs, expenses, demands, actions, causes of action and claims (including, without limitation, attorneys' fees and legal costs) arising out of the early entry, use, construction, or occupancy of the Premises by Tenant or its agents, employees or contractors.

3.       RENT

         3.1 Rent. Tenant shall pay to Landlord, at Landlord's Address for Payment of Rent designated in the Basic Lease Information, or at such other address as Landlord may from time to time designate in writing to Tenant for the payment of Rent, the Base Rent, without notice, demand, offset or deduction, in advance, on the first day of each calendar month. Landlord shall have no obligation to notify Tenant of any increase in Rent and Tenant's obligation to pay all Rent (and any increases) when due shall not be modified or altered by such lack of notice from Landlord. It is intended that this Lease be a "triple net lease," and that the Rent to be paid hereunder by Tenant will be received by Landlord without any deduction or offset whatsoever by Tenant, foreseeable or unforeseeable. Except as expressly provided to the contrary in this Lease, Landlord shall not be required to make any expenditure, incur any obligation, or incur any liability of any kind whatsoever in connection with this Lease or the ownership, construction, maintenance, operation or repair of the Premises or the Project. Upon the execution of this Lease, Tenant shall pay to Landlord the first month's Base Rent. If the Term commences (or ends) on a date other than the first (or last) day of a month, Base Rent shall be prorated on the basis of a thirty (30) day month. All sums other than Base Rent which Tenant is obligated to pay under this Lease shall be deemed to be additional rent due hereunder ("Additional Rent"), whether or not such sums are designated Additional Rent and, together with the Base Rent, shall be due and payable to Landlord commencing on the Possession Date. The term "Rent" means the Base Rent and all Additional Rent payable hereunder.

         3.2 Late Charge and Interest. The late payment of any Rent will cause Landlord to incur additional costs, including administration and collection costs and processing and accounting expenses and increased debt service ("Delinquency Costs"). If Landlord has not received any installment of Rent within five (5) days after such amount is due, Tenant shall pay a late charge of five percent (5%) of the delinquent amount, which is agreed to represent a reasonable estimate of the Delinquency Costs incurred by Landlord. In addition, all such delinquent amounts shall bear interest from the date such amount was due until paid in full at a rate per annum ("Applicable Interest Rate") equal to the lesser of (a) the maximum interest rate permitted by law or
(b) five percent (5%) above the rate publicly announced by Bank of America, N.A. (or if Bank of America, N.A. ceases to exist, the largest bank then headquartered in the State of California) ("Bank") as its "Reference Rate". If the use of the announced Reference Rate is discontinued by the Bank, then the term Reference Rate shall mean the announced rate charged by the Bank which is, from time to time, substituted for the Reference Rate. Landlord and Tenant recognize that the damage which Landlord shall suffer as a result of Tenant's failure to pay such amounts is difficult to ascertain and said late charge and interest are the best estimate of the damage which Landlord shall suffer in the event of late payment. If a late charge becomes payable for any three (3) installments of Rent within any twelve (12) month period, then the Rent shall automatically become due and payable quarterly in advance.

         3.3 Security Deposit. Upon the execution of this Lease, Tenant shall pay to Landlord the Security Deposit. The Security Deposit shall secure the full and faithful performance of each provision of this Lease to be performed by Tenant. Landlord shall not be required to pay interest on the Security Deposit or to keep the Security Deposit separate from Landlord's own funds. If Tenant fails to perform fully and timely all or any of Tenant's covenants and obligations hereunder, Landlord may, but without obligation, apply all or any portion of the Security Deposit toward fulfillment of Tenant's unperformed covenants and/or obligations. If Landlord does so apply any portion of the Security Deposit, Tenant shall immediately pay Landlord sufficient cash to restore the Security Deposit to the amount of the then current Base Rent per month. Upon any increase in Base Rent, Landlord may require the Security Deposit to be increased by the amount of the increase in Base Rent per month. After Tenant vacates the Premises, upon the expiration or sooner termination of this Lease, if Tenant is not then in default, Landlord shall return to Tenant any unapplied balance of the Security Deposit. Should the Permitted Use be amended (in Landlord's sole and absolute discretion) to accommodate a change in the business of Tenant or to accommodate a subtenant or assignee approved by Landlord, Landlord shall have the right to increase the Security Deposit to the extent necessary, in Landlord's reasonable judgment, to account for any increased risk to the Premises or increased wear and tear that the Premises may suffer as a result thereof. If a change in control of Tenant occurs during this Lease and following such change the financial condition of Tenant is, in Landlord's reasonable judgment, reduced, Tenant shall deposit such additional monies with Landlord as shall be sufficient to cause the Security Deposit to be at a commercially reasonable level based on said change in financial condition. Provided this Lease and the Guaranty remain in full force and effect and that Tenant has not at any time been in default under the Lease, Landlord shall return to Tenant fifty percent (50%) of the initial Security Deposit upon the first day of the sixty-first (61st) month of the Lease Term.

4. UTILITIES. Tenant shall pay all charges for heat, water, gas, electricity, telephone and any other utilities used on or provided to the Premises. Landlord shall not be liable to Tenant for interruption in or curtailment of any utility service, nor shall any such interruption or curtailment constitute constructive eviction or grounds for rental abatement. In the event the Premises is not separately metered, Tenant shall have the option, subject to Landlord's prior written consent and the terms of this Lease, to cause the Premises to be separately metered at Tenant's cost and expense. If Tenant does not elect to cause the Premises to be separately metered, Tenant shall pay a reasonable proration of utilities, as determined by Landlord.

5.       TAXES

         5.1 Real Property Taxes. Tenant shall pay to Landlord Tenant's Share of Real Property Taxes (as defined in Section 5.2) as a part of Operating Expenses for each full or partial calendar year during the Lease Term in accordance with the terms and provisions of Section 7.1 below.

         5.2 Definition of Real Property Taxes. "Real Property Taxes" shall be the sum of the following: all real property taxes, assessments, supplementary taxes, escape taxes, possessory-interest taxes, business or license taxes or fees, service payments in lieu of such taxes or fees, annual or periodic license or use fees, excises, transit and traffic charges, housing fund assessments, open space charges, childcare fees, school, sewer and parking fees or any other assessments, levies, fees, exactions or charges, general and special, ordinary and extraordinary, unforeseen as well as foreseen (including fees "in-lieu" of any such tax or assessment) which are assessed, levied, charged, conferred or imposed by any public authority upon the Land, the Building or any other improvements located on the Land and/or Project (or any real property comprising any portion thereof) or its operations, together with all taxes, assessments or other fees imposed by any public authority upon or measured by any Rent or other charges payable hereunder, including any gross receipts tax or excise tax levied by any governmental authority with respect to receipt of rental income, or upon, with respect to or by reason of the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises or any portion thereof, or documentary transfer taxes upon this transaction or any document to which Tenant is a party creating or transferring an interest in the Premises, together with any tax imposed in substitution, partially or totally, of any tax previously included within the aforesaid definition or any additional tax the nature of which was previously included within the aforesaid definition, together with any and all costs and expenses (including, without limitation, attorneys', administrative and expert witness fees and costs) of challenging any of the foregoing or seeking the reduction in or abatement, redemption or return of any of the foregoing, but only to the extent of any such reduction, abatement, redemption or return. All references to Real Property Taxes during a particular year shall be deemed to refer to taxes accrued during such year, including supplemental tax bills regardless of when they are actually assessed and without regard to when such taxes are payable. Real Property Taxes shall expressly include One Hundred Percent (100%) of any increase or supplemental assessments accruing as a result of the construction of the Building, or any other improvements located on the Land. In addition to Tenant's Share of Real Property Taxes (paid as a part of Operating Expenses), Tenant shall pay to Landlord One Hundred Percent (100%) of any increase in the assessed value of the Land directly attributable to the value of any Tenant Improvements (as defined in the Work Letter, if any). The obligation of Tenant to pay Real Property Taxes (including any supplemental taxes) for the last full and/or partial year(s) of the Term shall survive the expiration or early termination of this Lease. In no event shall Tenant or any Tenant Party (as defined in Section 12.1) be entitled to file any property tax assessment appeal. Nothing contained in this Lease shall require Tenant to pay any franchise, corporate, estate or inheritance tax of Landlord, or any income, profits or revenue tax or charge upon the net income of Landlord. Subject to the terms of this Section 5.2, Real Property Taxes for partial years, if any, falling within the Term shall be prorated.

         5.3 Personal Property Taxes. Prior to delinquency, Tenant shall pay all taxes and assessments levied upon trade fixtures, alterations, additions, improvements, inventories and other personal property located and/or installed on the Premises by Tenant; and Tenant shall provide Landlord copies of receipts for payment of all such taxes and assessments. To the extent any such taxes are not separately assessed or billed to Tenant, Tenant shall pay the amount thereof as invoiced by Landlord.

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6.       OPERATING EXPENSES

         6.1 Operating Expenses. Tenant shall pay to Landlord Tenant's Share of the Building Operating Expenses and Tenant's Share of Project Operating Expenses for each full or partial calendar year during the Lease Term, as provided in Section 7.1 below.

         6.2 Definition of Operating Expenses. "Operating Expenses" shall mean collectively the "Building Operating Expenses" and the "Project Operating Expenses" as defined in this Section 6.2.

                  6.2.1 "Building Operating Expenses" means the total costs and expenses incurred by Landlord in the ownership, operation, maintenance, repair and management of the Building, the Land and/or the Building Common Area, including, but not limited to: (a) repair, replacement, maintenance, utility costs and landscaping of the Building Common Area, including, but not limited to, any and all costs of maintenance, repair and replacement of all parking areas (including bumpers, sweeping, striping and slurry coating), common driveways, loading and unloading areas, trash areas, outdoor lighting, sidewalks, walkways, landscaping, irrigation systems, fences and gates and other costs which are allocable to the Building and/or the Land including any costs under the terms of any CC&Rs affecting the real property, (b) non-structural maintenance, repair and replacement of the roof (and roof membrane), skylights and exterior walls of the Premises (including painting); (c) insurance deductibles and the costs relating to the insurance maintained by Landlord as described in Section 8.1 below, including, without limitation, Landlord's cost of any deductible or self insurance retention; (d) maintenance contracts for, and the repair and replacement of, the heating, ventilation and air-conditioning
(HVAC) systems and elevators, if any; (e) maintenance, repair, replacement, monitoring and operation of the fire/life safety and sprinkler system (to the extent Landlord is obligated to do so pursuant to Section 9.2); (f) trash collection; (g) capital improvements or capital replacements (excluding the roof structure) made to or capital assets acquired for the Building or the Land after the Commencement Date that in Landlord's good faith judgment are intended to reduce Building Operating Expenses or are reasonably necessary for the health and safety of the occupants of the Building or are required under any governmental law or regulation, which capital costs, or an allocable portion thereof, shall be amortized over the period determined by Landlord, together with interest on the unamortized balance at the Applicable Interest Rate, all in accordance with "generally accepted accounting principles" ("GAAP") consistently applied; (h) commercially reasonable reserves set aside for maintenance and repair; (i) Real Property Taxes attributable to the Land; and (j) any other costs, except as noted in this Lease, incurred by Landlord related to the Building and/or the Land and not related to the Project as a whole. Notwithstanding any provision to the contrary contained in this Section 6.2.1, Tenant shall pay to Landlord an amount equal to three percent (3%) of Rent for the costs and fees incurred by Landlord in connection with the management of this Lease, the Premises, the Building and/or the Land including the cost of those services which are customarily performed by a property management services company, whether performed internally or through an outside management company. Building Operating Expenses shall not include (i) replacement of or structural repairs to the roof, slab or the exterior walls; (ii) repairs to the extent covered by insurance proceeds, or paid by Tenant or other third parties; (iii) alterations solely attributable to tenants of the Project other than Tenant;
(iv) marketing and legal expenses; (v) any cost or expense associated with compliance with any laws, ordinances, rules or regulations regarding any condition existing in the Building or on the Land if such condition existed prior to the Commencement Date, including, but not limited to removal of any and all asbestos and other toxic and hazardous substances located in the Premises; and (vi) any costs or expenses being charged directly and solely to other tenants in the Building (other than pursuant to the operating expenses clauses of the lease(s) of such other tenant(s)).

                  6.2.2 Project Operating Expenses. "Project Operating Expenses" shall include all reasonable and necessary expenses incurred by Landlord in the ownership, operation, maintenance, repair and management of the Project Common Area, including, without limitation, Real Property Taxes attributable to the Project Common Area; provided, however that all improvements or replacements made to or assets acquired for the Project after the Commencement Date that are reasonably expected to reduce Project Operating Expenses or are reasonably necessary for the health and safety of the occupants of the Project or required under any government of law or regulation, which costs, or an allocable portion thereof, shall be amortized over the period determined by Landlord, together with interest on the unamortized balance at the Applicable Interest Rate actually paid to third party lenders, all in accordance with GAAP consistently applied.

7.       ESTIMATED EXPENSES

         7.1 Payment. "Estimated Expenses" for any particular year shall mean Landlord's estimate of Operating Expenses for a calendar year. Tenant shall pay Tenant's Share of the Estimated Expenses with installments of Base Rent in monthly installments of one-twelfth (1/12th) thereof on the first day of each calendar month during such year. If at any time Landlord determines that Operating Expenses are projected to vary from the then Estimated Expenses, Landlord may, by notice to Tenant, revise such Estimated Expenses, and Tenant's monthly installments for the remainder of such year shall be adjusted so that by the end of such calendar year Tenant has paid to Landlord Tenant's Share of the revised Estimated Expenses for such year.

         7.2 Adjustment. "Operating Expenses Adjustment" (or "Adjustment") shall mean the difference between Tenant's Share of Estimated Expenses and Tenant's Share of Operating Expenses for any calendar year. After the end of each calendar year, Landlord shall deliver to Tenant a statement of Tenant's Share of Operating Expenses for such calendar year, accompanied by a computation in sufficient detail of the Adjustment. If Tenant's payments are less than Tenant's Share, then Tenant shall pay the difference within twenty (20) days after receipt of such statement. Tenant's obligation to pay such amount shall survive the expiration or termination of this Lease. If Tenant's payments exceed Tenant's Share, then (provided that Tenant is not in material default), Landlord shall credit such excess amount to future installments of Tenant's Share for the next calendar year. If Tenant is in material default, Landlord may, but shall not be required to, credit such amount to Rent arrearages.

         7.3 Audit Right. In the event of any dispute as to the amount of Tenant's Share of Operating Expenses, Tenant or an accounting firm selected by Tenant and reasonably satisfactory to Landlord will have the right, by prior written notice ("Audit Notice") given within thirty (30) days ("Audit Period") following receipt of an actual statement of Operating Expenses ("Actual Statement") and at reasonable times during normal business hours, to audit Landlord's accounting records with respect to Operating Expenses relative to the year to which such Actual Statement relates at the office of Landlord at which records are kept or, at Landlord's election, the office of Landlord's property manager (if any). In no event will Landlord or its property manager be required to (i) photocopy any accounting records or other items or contracts, (ii) create any ledgers or schedules not already in existence, (iii) incur any costs or expenses relative to such inspection, or (iv) perform any other tasks other than making available such accounting records as aforesaid. Neither Tenant nor its auditor may leave the office of Landlord with originals of any materials supplied by Landlord. Tenant must pay Tenant's Share of Operating Expenses when due pursuant to the terms of this Lease and may not withhold payment of Operating Expenses or any other rent pending results of the audit or during a dispute regarding Operating Expenses. The audit must be completed within thirty
(30) days of the date of Tenant's Audit Notice and the results of such audit shall be delivered to Landlord within forty-five (45) days of the date of Tenant's Audit Notice. If Tenant does not comply with any of the aforementioned time frames, then such Actual Statement will be conclusively binding on Tenant. If such audit or review correctly reveals that Landlord has overcharged Tenant, then within thirty (30) days after the results of such audit are made available to Landlord, the amount of such overcharge shall be deducted from the installments of Tenant's Share of Operating Expenses next becoming due. If the audit reveals that Tenant was undercharged, then within thirty (30) days after the results of the audit are made available to Tenant, Tenant agrees to reimburse Landlord the amount of such undercharge. Tenant agrees to pay the cost of such audit, provided that if the audit reveals that Landlord's determination of Tenant's Share of Operating Expenses as set forth in the relevant Actual Statement was in error in Landlord's favor by more than five percent (5%) of the amount charged by Landlord to Tenant pursuant to such Actual Statement, then Landlord agrees to pay the reasonable, third-party cost of such audit incurred by Tenant. To the extent Landlord must pay the cost of such audit, such cost shall not exceed a reasonable hourly charge for a reasonable amount of hours spent by such third-party in connection with the audit. Tenant agrees to keep the results of the audit confidential and will cause its agents, employees and contractors to keep such results confidential. To that end, Landlord may require Tenant and its auditor to execute a confidentiality agreement provided by Landlord.

8.       INSURANCE

         8.1 Landlord. Landlord shall maintain insurance through individual or blanket policies insuring the Building against fire and extended coverage (including, if Landlord elects, "all risk" coverage, earthquake/volcanic action, flood and/or surface water insurance) for the full replacement cost of the Building, with deductibles and the form and endorsements of such coverage as selected by Landlord, together with rental abatement insurance against loss of Rent in an amount equal to the amount of Rent for a period of at least twelve (12) months commencing on the date of loss. Landlord may also carry such other insurance as is commercially reasonable (when compared to insurance customarily carried by sophisticated, institutional landlords for the protection of such landlords and the production of properties similar to the Premises), including, without limitation, liability insurance in such amounts and on such terms as Landlord shall determine. Tenant shall pay to Landlord, as a portion of the Operating Expenses, the costs of the insurance coverages described herein, including, without limitation, Landlord's cost of any self-insurance deductible or retention.

         8.2 Tenant. Tenant shall, at Tenant's expense, obtain and keep in force at all times the following insurance:

                  8.2.1    Commercial General Liability Insurance (Occurrence
Form). A policy of commercial general liability insurance (occurrence form) having a combined single limit of not less than Two Million Dollars ($2,000,000) per occurrence and Two Million Dollars ($2,000,000) aggregate per location if Tenant has multiple locations, providing coverage for, among other things, blanket contractual liability, premises, products/completed operations with an "Additional Insured-Managers or Lessors of Premises Endorsement" and containing the "Amendment of the Pollution Exclusion Endorsement" for damage caused by heat, smoke or fumes from a hostile fire, and personal and advertising injury coverage, with deletion of the exclusion for operations within fifty (50) feet of a railroad track (railroad protective liability), if applicable, and if applicable, and, if necessary, Tenant shall provide for restoration of the aggregate limit, and provided that the policy shall not contain any intra-insured exclusions as between insured persons or organizations, but shall include coverage for liability assumed under this Lease as an "insured contract" for the performance of Tenant's indemnity obligations under this Lease;

                  8.2.2 Automobile Liability Insurance. Business automobile liability insurance having a combined single limit of not less than Two Million Dollars ($2,000,000) per occurrence and insuring Tenant against liability for claims arising out of ownership, maintenance, or use of any owned, hired or non-owned automobiles;

                  8.2.3 Workers' Compensation and Employer's Liability Insurance. Workers' compensation insurance having limits not less than those required by state statute and federal statute, if applicable, and covering all persons employed by Tenant in the conduct of its operations on the Premises (including the all states endorsement and, if applicable, the volunteers endorsement), together with employer's liability insurance coverage in the amount of at least One Million Dollars ($1,000,000);

                  8.2.4 Property Insurance. "All risk" property insurance including boiler and machinery comprehensive form, if applicable, covering damage to or loss of any of Tenant's personal property, fixtures, equipment and alterations, including electronic data processing equipment (collectively "Tenant's Property") (and coverage for the full replacement cost thereof including business interruption of Tenant), together with, if the property of Tenant's invitees is to be kept in the Premises, warehouser's legal liability or bailee customers insurance for the full replacement cost of the property belonging to invitees and located in the Premises; and

                  8.2.5 Business Interruption. Loss of income and extra expense insurance in amounts as will reimburse Tenant for direct or indirect loss of earnings attributable to all peril commonly insured against by prudent lessees in the business of Tenant or attributable to prevention of access to the Premises as a result of such perils.

         8.3      General

                  8.3.1 Insurance Companies. Insurance required to be maintained by Tenant shall be written by companies licensed to do business in the state in which the Premises are located and having a "General Policyholders Rating" of at least "A-/VIII" (or such higher rating as may be required by a lender having a lien on the Premises) as set forth in the most current issue of "Best's Insurance Guide."

                  8.3.2 Certificates of Insurance. Tenant shall deliver to Landlord certificates of insurance for all insurance required to be maintained by Tenant in the form of Exhibit D, attached hereto (or in a form acceptable to Landlord in its sole discretion), no later than seven (7) days prior to the date of possession of the Premises. Tenant shall, at least ten (10) days prior to expiration of the policy, furnish Landlord with certificates of renewal or

"binders" thereof. Each certificate shall expressly provide that such policies shall not be cancelable or otherwise subject to modification except after sixty
(60) days prior written notice to the parties named as additional insureds in this Lease (except in the case of cancellation for nonpayment of premium in which case cancellation shall not take effect until at least ten (10) days' notice has been given to Landlord). If Tenant fails to maintain any insurance required in this Lease, Tenant shall be liable for all losses and costs suffered or incurred by Landlord (including litigation costs and attorneys' fees and expenses) resulting from said failure.

                  8.3.3 Additional Insureds. Landlord, Landlord's lender, if any, and any property management company of Landlord for the Premises shall be named as additional insureds on a form approved by Landlord under all of the policies required by Section 8.2.1. The policies required under Section 8.2.1 shall provide for severability of interest.

                  8.3.4 Primary Coverage. All insurance to be maintained by Tenant shall, except for workers' compensation and employer's liability insurance, be primary, without right of contribution from insurance of Landlord. Any umbrella liability policy or excess liability policy (which shall be in "following form") shall provide that if the underlying aggregate is exhausted, the excess coverage will drop down as primary insurance. The limits of insurance maintained by Tenant shall not limit Tenant's liability under this Lease.

                  8.3.5 Mutual Waiver of Subrogation. Subject to Section 13.2, whenever (a) any loss, cost, damage or expense resulting from fire, explosion or any other casualties incurred by either Landlord or Tenant or by anyone claiming by, through or under Landlord or Tenant in connection with the Premises, and (b) such party is covered in whole or in part by insurance (or would have been covered but for such party's failure to maintain the coverage required in this Section 8) with respect to such loss, cost, damage or expense or as required under this Lease to be self-insured, then the party so insured (or so required) hereby waives (on its own behalf and on behalf of its insured) any claims against and releases the party from any liability said other party may have on account of such loss, cost, damage or expense. All insurance which is carried by either party to insure against damage or loss to property shall include provisions denying to each respective insurer rights of subrogation and recovery against the other party.

                  8.3.6 Notification of Incidents. Tenant shall notify Landlord within twenty-four (24) hours after the occurrence of any accidents or incidents in the Premises, the Building, Common Areas or the Project which could give rise to a claim under any of the insurance policies required under this
Section 8.

         8.4 Indemnity. Tenant shall indemnify, protect, defend (by counsel acceptable to Landlord) and hold harmless Landlord and Landlord's affiliated entities, and each of their respective members, managers, partners, directors, officers, employees, shareholders, lenders, agents, contractors, successors and assigns from and against any and all claims, judgments, causes of action, damages, penalties, costs, liabilities, and expenses, including all costs, reasonable attorneys' fees, expenses and liabilities incurred in the defense of any such claim or any action or proceeding brought thereon, arising at any time during or after the Term as a result (directly or indirectly) of or in connection with (i) any default in the performance of any obligation on Tenant's part to be performed under the terms of this Lease, or (ii) Tenant's use of the Premises, the conduct of Tenant's business or any activity, work or things done, permitted or suffered by Tenant or any Tenant Party in or about the Premises, the Building, the Common Area or other portions of the Project, except for claims caused solely by Landlord's gross negligence or willful misconduct. The obligations of Tenant under this Section 8.4 shall survive the termination of this Lease with respect to any claims or liability arising prior to such termination.

         8.5 Exemption of Landlord from Liability. Tenant, as a material part of the consideration to Landlord, hereby assumes all risk of damage to property including, but not limited to, Tenant's fixtures, equipment, furniture and alterations or illness or injury to persons in, upon or about the Premises, the Building, the Land, the Common Area or other portions of the Project arising from any cause, and Tenant hereby expressly releases Landlord and waives all claims in respect thereof against Landlord, except only such claims which are caused solely by Landlord's gross negligence or willful misconduct or which are expressly provided for in Section 12.3 hereof. Tenant hereby agrees that Landlord shall not be liable for injury to Tenant's business or any loss of income therefrom. Tenant hereby further agrees that Landlord shall not be liable for damage to the property of Tenant, or injury to or illness or death of Tenant or any Tenant Party or any other person in or about the Premises, the Building, the Common Area or the Project, whether such damage, illness or injury is caused by fire, steam, electricity, gas, water or rain, or from the breakage, leakage or other defects of sprinklers, wires, appliances, ventilation, plumbing, air conditioning or lighting fixtures, or from any other cause, and whether said damage, illness or injury results from conditions arising upon the Premises, upon other portions of the Building or from other sources or places, and regardless of whether the cause of such damage, illness or injury or the means of repairing the same is inaccessible to Tenant, except only damage, illness or injury caused solely by Landlord's gross negligence or willful misconduct or which is expressly provided to the contrary in Section
12.3 hereof. Landlord shall not be liable for any damages arising from any act or neglect of any contractor or other tenant, if any, of the Building or the Project or Landlord's failure to enforce the terms of any agreements with parties other than Tenant; provided that Landlord shall use its commercially reasonable efforts to enforce the terms of any agreements with parties other than Tenant.

9.       REPAIRS AND MAINTENANCE

         9.1 Tenant. Tenant, at Tenant's sole cost and expense, shall keep and maintain the Premises (interior and exterior, excluding roofing and painting), including, without limitation, loading docks, roll up doors and ramps, floors, subfloors and floor coverings, walls and wall coverings, doors, windows, glass, plate glass, locks, ceilings, skylights, lighting systems, interior plumbing, electrical and mechanical systems and wiring, appliances and devices using or containing refrigerants, fixtures and equipment in good repair and in a clean and safe condition, and repair and/or replace any and all of the foregoing in a clean and safe condition, in good order, condition and repair. Without limiting the foregoing, Tenant shall, at Tenant's sole expense, immediately replace all broken glass in the Premises with glass equal to or in excess of the specification and quality of the original glass; and repair any area damaged by Tenant, Tenant's agents, employees, invitees and visitors, including any damage caused by any roof penetration, whether or not such roof penetration was approved by Landlord. All repairs and replacements by Tenant shall be made and performed: (a) at Tenant's cost and expense and at such time and in such manner as Landlord may designate, (b) by contractors or mechanics approved by Landlord, (c) so that same shall be at least equal in quality, value and utility to the original work or installation, (d) in a manner and using equipment and materials that will not interfere with or impair the operations, use or occupation of the Building or any of the mechanical, electrical, plumbing or other systems in the Building or the Project, and (e) in accordance with the Rules and Regulations and all Applicable Laws (as defined in Section 11). In the event Tenant fails, in the reasonable judgment of Landlord, to maintain the Premises in accordance with the obligations under the Lease, which failure continues at the end of fifteen (15) days following Tenant's receipt of written notice from Landlord stating the nature of the failure, or in the case of an emergency immediately without prior notice, Landlord shall have the right to enter the Premises and perform such maintenance, repairs or refurbishing at Tenant's sole cost and expense (including a sum for overhead to Landlord equal to ten percent (10%) of the costs of maintenance, repairs or refurbishing). Tenant shall maintain written records of maintenance and repairs, as required by any Applicable Law, and shall use certified technicians to perform such maintenance and repairs, as so required. Tenant shall deliver full and complete copies of all service or maintenance contracts entered into by Tenant for the Premises to Landlord within one hundred twenty (120) days after the Commencement Date.

         9.2 Landlord. Landlord shall, subject to the following limitations, repair damage to structural portions of the roof, foundation and load-bearing portions of walls (excluding wall coverings, painting, glass and doors) of the Building, and damage to the exterior walls and other structural portions of the Building; provided, if such damage is caused by an act or omission of Tenant, or any Tenant Party, then such repairs shall be at Tenant's sole expense. Landlord shall not be required to make any repair resulting from
(i) any alteration or modification to the Building or to mechanical equipment within the Building performed by, for or because of Tenant or to special equipment or systems installed by, for or because of Tenant, (ii) the installation, use or operation of Tenant's property, fixtures and equipment,
(iii) the moving of Tenant's property in or out of the Building or in and about the Premises, (iv) Tenant's use or occupancy of the Premises in violation of
Section 11 of this Lease or in the manner not contemplated by the parties at the time of the execution of this Lease, (v) the acts or omissions of Tenant or any Tenant Party, (vi) fire and other casualty, except as provided by Section 13 of this Lease or (vii) condemnation, except as provided in Section 14 of this Lease. Landlord shall have no obligation to make repairs under this Section 9.2 until a reasonable time after receipt of written notice from Tenant of the need for such repairs. Subject to Section 9.3, there shall be no abatement of Rent during the performance of such work, provided that neither the access to nor use of the Premises is materially impaired in which case Tenant's exclusive remedy shall be determined in accordance with Section 9.3 below. Landlord shall not be liable to Tenant for injury or damage that may result from any defect in the construction or condition of the Premises, nor for any damage that may result from interruption of Tenant's use of the Premises during any repairs by Landlord, provided that Landlord shall use its commercially reasonable efforts to enforce the terms of any agreements with parties other than Tenant. Tenant waives any right to repair the Premises, the Building and/or the Common Area at the expense of Landlord under any Applicable Law.

         9.3 Landlord's Failure to Perform. In the event Landlord fails to commence the repair of the Premises as required by Section 9.2 above ("Landlord Repair Obligations") and such failure to commence such repair(s) continues at the end of thirty (30) days following Landlord's receipt of written notice from Tenant stating with particularity the nature of such failure, Tenant shall simultaneously give Landlord and Landlord's mortgagee (provided Tenant has been provided written notice of the address of such mortgagee) written notice specifying such default and containing the following phrase (or substantially similar to the following phrase) on page 1 of the notice in all capital letters and boldface type (or it shall not be deemed validly given to Landlord) "YOUR FAILURE TO COMMENCE THE CURE OF LANDLORD'S REPAIR OBLIGATIONS SET FORTH IN THIS NOTICE WITHIN TEN (10) BUSINESS DAYS SHALL ENTITLE THE UNDERSIGNED TO CURE SUCH DEFAULT AT LANDLORD'S EXPENSE WITHOUT FURTHER NOTICE". Landlord shall thereupon have ten (10) business days in which to commence to cure the applicable Landlord Repair Obligation. In addition, Landlord's mortgagee shall have the right (but not the obligation) to cure or remedy Landlord's Repair Obligations upon the terms and conditions of any SNDA (as defined in Section 17.2 below) entered into by and between Tenant and any such lender, and if no such SNDA exists, then upon the terms and conditions described in Section 18.15 . In the event Landlord fails to commence to cure the applicable Landlord Repair Obligation within said ten (10) business day period and Tenant undertakes a Landlord Repair Obligation, Tenant shall use a qualified, licensed and bondable contractor which normally and regularly performs similar work on concrete tilt-up industrial buildings. If Tenant thereafter delivers to Landlord an invoice by Tenant of its costs of taking action which Tenant claims should have been taken by Landlord (the "Tenant Invoice"), and if such Tenant Invoice sets forth a reasonably particularized breakdown of its costs and expenses in connection with undertaking such Landlord Repair Obligation, then Tenant shall be entitled to offset against Base Rent the amount set forth in such Tenant Invoice following delivery of the additional written notice described below; provided, however, the amount of offset during any single month shall not exceed the greater of (A) fifteen percent (15%) of the total Base Rent payable by Tenant to Landlord for each applicable month or (B) the amount necessary to amortize fully Tenant's costs of cure (plus interest at ten percent (10%) per annum on such costs) from the date of completion of such cure to the expiration date of the Lease Term (without regard to any unexercised renewal options), but in no event greater than twenty percent (20%) of the total monthly Base Rent for any one month. The unpaid balance of the Tenant's Invoice, if any, shall bear interest at an annual rate of ten percent (10%). If, at any time, Landlord delivers to Tenant a written objection to Tenant's claim that a particular Landlord Repair Obligation is not required under the terms of this Lease, setting forth with reasonable particularity Landlord's reasons for its claim that such repair action did not have to be taken by Landlord pursuant to the terms of this Lease, then Tenant shall not be entitled to such offset, but as Tenant's sole remedy, Tenant may proceed to claim a Landlord default and, if elected by either Landlord or Tenant, the matter shall proceed to resolution by arbitration pursuant to the arbitration procedures set forth in attached Exhibit J. The costs of such arbitration (including reasonable attorneys fees and costs awarded to the prevailing party, if any) shall be paid to the prevailing party in the arbitration if and to the extent awarded by the arbitrator. In the event that Landlord fails to pay any amount to Tenant within twenty (20) days following delivery of the Tenant Invoice, then Tenant may provide to Landlord a written demand therefor ("Final Demand") which contains the following phrase (or substantially similar to the following phrase) on page 1 of the notice in all capital letters and boldface type (or it shall not be deemed validly delivered to Landlord) "YOUR FAILURE TO REIMBURSE TENANT AS REQUIRED HEREIN WITHIN FIFTEEN
(15) DAYS SHALL ENTITLE THE UNDERSIGNED TO EXERCISE CERTAIN OFFSET RIGHTS AS SET FORTH IN THE LEASE WITHOUT FURTHER NOTICE." If Landlord fails to pay to Tenant the amount due to Tenant within fifteen (15) days following Landlord's receipt of the Final Demand or if Landlord fails to pay any award granted to Tenant pursuant to an arbitration proceeding in the manner described above within the time frame established pursuant to any such proceeding, then Tenant may offset from the next installments of rent and other charges coming due under this Lease the full amount owed by Landlord to Tenant (together with all accrued interest).

10.      ALTERATIONS

         10.1 Trade Fixtures; Alterations. Tenant may install necessary trade fixtures, equipment and furniture in the Premises, provided that such items are installed and are removable without structural or material damage to the Premises, or the Building. Tenant shall not construct, nor allow to be constructed, any alterations or physical additions in, about or to the Premises without obtaining the prior written consent of Landlord, which consent shall be conditioned upon Tenant's compliance with the provisions of Exhibit G and any other applicable requirements of Landlord regarding construction of improvements and alterations. If Landlord does not respond to a written request from Tenant made in accordance with Exhibit G within ten (10) business days, then Landlord shall be deemed to disapprove such request. In the event Tenant makes any alterations to the Premises that trigger or give rise to a requirement that the Building or the Premises come into compliance with any governmental laws, ordinances, statutes, orders and/or regulations (such as ADA requirements), Tenant shall be fully responsible for complying, at its sole cost and expense, with same. Tenant shall file a notice of completion after completion of such work and provide Landlord with a copy thereof.

         10.2 Damage; Removal. Tenant shall repair all damage to the Premises, the Building, the Common Area or the Project caused by the installation or removal of Tenant's fixtures, equipment, furniture or alterations. Upon the expiration or earlier termination of this Lease, Tenant shall remove any or all trade fixtures, alterations, additions, improvements and partitions ("Alteration(s)") made or installed by Tenant. Upon the expiration or earlier termination of this Lease, Tenant may remove the Tenant Improvements (as defined in the Work Letter); provided, however, Tenant shall not remove nor shall Tenant have any rights in or to that portion of the Tenant Improvements comprising of mezzanine/office improvements, including, without limitation, the mezzanine foundation or structure, the mezzanine entryways and stairways, any office entryway or interior improvements and/or any other mezzanine/office improvements or fixtures. Should Tenant make any Alterations without the prior written approval of Landlord, Landlord may require that Tenant remove any or all of such Alterations and repair any damage to the Premises resulting from the installation and/or removal of such Alterations at any time and from time to time. Subject to the conditions set forth above, Tenant shall restore the Premises to its condition existing prior to the construction of any Alterations. Tenant shall further patch and fill all holes within the Premises. All penetrations of the roof shall be resealed to a water tight condition. In no event shall Tenant remove from the Building any mechanical or electrical systems or any wiring or any other aspect of any systems within the Premises, unless Landlord specifically permits such removal in writing. All such removals and restoration shall be accomplished in a good and workmanlike manner and so as not to cause any damage to the Premises, the Building, the Common Area or the Project whatsoever.

         10.3 Liens. Tenant shall promptly pay and discharge all claims for labor performed, supplies furnished and services rendered at the request of Tenant and shall keep the Premises free of all mechanics' and materialmen's liens in connection therewith. Tenant shall provide at least ten (10) days prior written notice to Landlord before any labor is performed, supplies furnished or services rendered on or at the Premises and Landlord shall have the right to post on the Premises notices of non-responsibility. If any lien is filed, Tenant shall cause such lien to be released and removed within ten (10) days after the date of filing, and if Tenant fails to do so, Landlord may take such action as may be necessary to remove such lien and Tenant shall pay Landlord such amounts expended by Landlord together with interest thereon at the Applicable Interest Rate from the date of expenditure.

         10.4 Standard of Work. All work to be performed by or for Tenant pursuant hereto shall be performed diligently and in a first class, workmanlike manner, and in compliance with the terms of provisions of Exhibit G, all Applicable Laws, and/or Tenant and Landlord's insurance carriers. Landlord shall have the right, but not the obligation, to inspect periodically the work on the Premises and Landlord may require changes in the method or quality of the work.

11. USE. The Premises shall be used only for the Permitted Uses set forth in the Basic Lease Information and for no other uses. Tenant's use of the Premises shall be in compliance with and subject to all applicable laws, statutes, codes, ordinances, orders, rules, regulations, conditions of approval and requirements of all federal, state, county, municipal and governmental authorities and all administrative or judicial orders or decrees and all permits, licenses, approvals and other entitlements issued by governmental entities, and rules of common law, relating to or affecting the Project, the Premises or the Building or the use or operation thereof, whether now existing or hereafter enacted, including, without limitation, the Americans with Disabilities Act of 1990, 42 U.S.C. 12111 et seq. (the "ADA") as the same may be amended from time to time, all Environmental Laws (as defined in Section 12.1), and any covenants, conditions and restrictions encumbering the Land and/or the Project or any supplement thereto recorded in any official or public records with respect to the Project or any portion thereof ("Applicable Laws"). From and after the date hereof Tenant shall use the Premises and permit the Premises to be used solely for uses permitted by that certain Declaration of Covenants, Conditions and Restrictions for Southshore Corporate Park executed by Catellus Development Corporation and recorded in the Official Records of Multnomah County, State of

Oregon on June 7, 1999 as Instrument No. 99113258 (the "CC&Rs"). In addition, Tenant acknowledges that the Premises are subject to that certain Administrative Order on Consent made and entered into by and among the United States Environmental Protection Agency, the State of Oregon Department of Environmental Quality and Winmar Pacific, Inc. dated effective as of April 16, 1991 (the "Administrative Order"), which imposes certain covenants, conditions and restrictions on Southshore Corporate Park. Tenant shall be responsible for obtaining any permit, business license, or other permits or licenses required by any governmental agency permitting Tenant's use or occupancy of the Premises. In no event shall the Premises be used for any of the Prohibited Uses set forth on Exhibit E attached hereto, as such Exhibit has been modified to conform to Tenant's proposed use of the Premises. Notwithstanding any provision to the contrary in this Section 11, in the event that a change in technology or similar change in circumstances reasonably requires Tenant to use additional chemicals or increased quantities of the permitted chemicals set forth on Schedule 1 to Exhibit E (the "Permitted Hazardous Materials") in the manufacturing process related to Tenant's Permitted Use, Tenant may submit to Landlord a written request to modify Exhibit E which request shall identify the specific chemicals and quantities to be used on the Premises (the "Proposed Hazardous Materials"). Landlord shall have ten (10) days from receipt of such a Tenant request to approve or disapprove Tenant's request to modify the Permitted Hazardous Materials in which case Landlord and Tenant shall execute an amendment to Exhibit E of the Lease accordingly; provided, however, Landlord's approval rights related to the Proposed Hazardous Materials shall be limited to the Proposed Hazardous Materials' compliance with the CC&Rs and all Applicable Laws. Subject to Tenant's obligation to comply with all Applicable Laws and the CC&Rs, Landlord's failure to disapprove Tenant's requested modification to the Permitted Hazardous Materials within such ten (10) day period shall be deemed Landlord's approval thereof. Tenant shall comply with the rules and regulations attached hereto as Exhibit F, together with such additional rules and regulations as Landlord may from time to time prescribe. Tenant shall not commit waste, overload the floors or structure of the Building, subject the Premises, the Building, the Common Area or the Project to any use which would damage the same or increase the risk of loss or violate any insurance coverage, permit any unreasonable odors, smoke, dust, gas, substances, noise or vibrations to emanate from the Premises, take any action which would constitute a nuisance or would disturb, obstruct or endanger any other tenants, take any action which would abrogate any warranties, or use or allow the Premises to be used for any unlawful purpose. Tenant shall have the right in common with other tenants of Landlord to use the parking facilities of the Project. Tenant agrees not to overburden the parking facilities and agrees to cooperate with Landlord and other tenants in the use of parking facilities. Landlord shall provide the number of parking spaces set forth in the Basic Lease Information for use by Tenant. Landlord shall not be responsible for non-compliance by any other tenant or occupant of the Project with, or Landlord's failure to enforce, any of the rules or regulations or CC&Rs or any other terms or provisions of such tenant's or occupant's lease. Tenant shall promptly comply with the reasonable requirements of any board of fire insurance underwriters or other similar body now or hereafter constituted. Tenant shall not do any act which shall in any way encumber the title of Landlord in and to the Premises, the Building or the Project.

12.      ENVIRONMENTAL MATTERS

         12.1 Hazardous Materials. Except as is specifically permitted pursuant to Exhibit E (as modified from time to time in accordance with Section 11 of the Lease), Tenant shall not cause nor permit, nor allow any of Tenant's employees, agents, customers, visitors, invitees, licensees, contractors, assignees or subtenants (individually, a "Tenant Party" and collectively, "Tenant's Parties") to cause or permit, any Hazardous Materials to be brought upon, stored, manufactured, generated, blended, handled, recycled, treated, disposed or used on, under or about the Premises, the Building, the Common Area or the Project, except for the Permitted Hazardous Materials and/or routine office and janitorial supplies in usual and customary quantities stored, used and disposed of in accordance with all applicable Environmental Laws. As used herein, "Hazardous Materials" means any chemical, substance, material, controlled substance, object, condition, waste, living organism or combination thereof, whether solid, semi-solid, liquid or gaseous, which is or may be hazardous to human health or safety or to the environment due to its radioactivity, ignitability, corrosivity, reactivity, explosivity, toxicity, carcinogenicity, mutagenicity, phytotoxicity, infectiousness or other harmful or potentially harmful properties or effects, including, without limitation, tobacco smoke, petroleum and petroleum products, asbestos, radon, polychlorinated biphenyls (PCBs), refrigerants (including those substances defined in the Environmental Protection Agency's "Refrigerant Recycling

Rule," as amended from time to time) and all of those chemicals, substances, materials, controlled substances, objects, conditions, wastes, living organisms or combinations thereof which are now or become in the future listed, defined or regulated in any manner by any Environmental Law based upon, directly or indirectly, such properties or effects. As used herein, "Environmental Laws" means any and all federal, state or local environmental, health and/or safety-related laws, regulations, standards, decisions of courts, ordinances, rules, codes, orders, decrees, directives, guidelines, permits or permit conditions, currently existing and as amended, enacted, issued or adopted in the future which are or become applicable to Tenant, the Premises, the Building, the Common Area or the Project. Tenant and Tenant's Parties shall comply with all Environmental Laws and promptly notify Landlord in writing of the violation of any Environmental Law (or the presence of any Hazardous Materials, other than the Permitted Hazardous Materials and/or office and janitorial supplies as permitted above), in, on, under or about the Premises or the improvements or the soil or groundwater thereunder. Landlord shall have the right to enter upon and inspect the Premises and to conduct tests, monitoring and investigations. If such tests indicate the presence of any environmental condition caused or exacerbated by Tenant or any Tenant Party or arising during Tenant's or any Tenant Party's occupancy, Tenant shall reimburse Landlord for the cost of conducting such tests. The phrase "environmental condition" shall mean any adverse condition relating to any Hazardous Materials or the environment, including surface water, groundwater, drinking water supply, land, surface or subsurface strata or the ambient air and includes air, land and water pollutants, noise, vibration, light and odors. In the event of any such environmental condition, Tenant shall promptly take any and all steps necessary to rectify the same to the satisfaction of the applicable agencies and Landlord, or shall, at Landlord's election, reimburse Landlord, upon demand, for the cost to Landlord of performing rectifying work. The reimbursement shall be paid to Landlord in advance of Landlord's performing such work, based upon Landlord's reasonable estimate of the cost thereof; and upon completion of such work by Landlord, Tenant shall pay to Landlord any shortfall promptly after receipt of Landlord's bills therefor or Landlord shall promptly refund to Tenant any excess deposit, as the case may be.

         12.2 Tenant's Indemnification. Tenant shall indemnify, protect, defend (by counsel acceptable to Landlord) and hold harmless Landlord and Landlord's affiliated entities, and each of their respective members, managers, partners, directors, officers, employees, shareholders, lenders, agents, contractors, successors and assigns (individually and collectively, "Indemnitees") from and against any and all claims, judgments, causes of action, damages, penalties, fines, taxes, costs, liabilities, losses and expenses arising at any time during or after the Term as a result (directly or indirectly) of or in connection with (a) Tenant and/or any Tenant Party's breach of this Section 12, or (b) the presence of Hazardous Materials on, under or about the Premises or other property as a result (directly or indirectly) of Tenant's and/or any Tenant Party's activities, or failure to act, in connection with the Premises. This indemnity shall include, without limitation, the cost of any required or necessary repair, cleanup or detoxification, and the preparation and implementation of any closure, monitoring or other required plans, whether such action is required or necessary prior to or following the termination of this Lease. Neither the written consent by Landlord to the presence of Hazardous Materials on, under or about the Premises, nor the strict compliance by Tenant with all Environmental Laws, shall excuse Tenant from Tenant's obligation of indemnification pursuant hereto. Tenant's obligations pursuant to the foregoing indemnity shall survive the expiration or termination of this Lease.

         12.3     Pre-existing Conditions and Indemnification

                  12.3.1 Landlord hereby represents to Tenant that, to its actual knowledge, no environmental condition (as defined in Section 12.1) in violation of law presently exists as of the Effective Date on, under, or within the Premises (a "Pre-existing Condition"). For purposes of this Lease, current "actual knowledge" shall mean the actual, present knowledge of Dan Marcus and Jim Adams as of the date of this Lease, without investigation or inquiry of any kind.

                  12.3.2 Landlord shall indemnify, protect, defend (by counsel reasonably acceptable to Tenant) and hold harmless Tenant and its directors, officers, employees, shareholders, lenders, and each of their respective successors and assigns, from and against any and all claims, judgments, causes of action, damages, penalties, fines, taxes, costs, liabilities, losses and expenses (collectively, a "Claim") arising at any time during or after the Term to the extent that such Claim results from any Pre-existing Condition which (i) constitutes a breach of the representation set forth in Section 12.3.1, or (ii) was authorized by Landlord or caused by the acts or omissions of Landlord (but not the agents or contractors of Landlord or any other third party). The indemnity obligation set forth in this Section 12.3.2 is limited to claims and shall not include any consequential damages including, without limitation, any relocation expenses, loss of revenue, or other losses incurred by any party. Landlord's obligations pursuant to the foregoing indemnity shall survive the termination of this Lease for a period of one (1) year and shall not apply to any Claim not presented to Landlord in writing within said one (1) year period.

                  12.3.3 Landlord shall indemnify, protect, defend (by counsel reasonably acceptable to Tenant) and hold harmless Tenant and its directors, officers, employees, shareholders, and lenders, and each of their respective successors and assigns, from and against any and all orders, penalties, fines, administrative actions, or other proceedings (collectively, a "Compliance Obligation") commenced by any governmental agency including, without limitation, the United States Environmental Protection Agency as a result of any Pre-existing Condition (except to the extent that such Pre-existing Condition is caused or aggravated by the act or omission of Tenant and/or Tenant's Parties). The indemnity obligation set forth in this Section 12.3.3 is limited to Compliance Obligations and shall not include any consequential damages including, without limitation, any relocation expenses, loss of revenue, or other losses incurred by any party. Landlord's obligations pursuant to the foregoing indemnity shall survive the termination of this Lease for a period of one (1) year and shall not apply to any Compliance Obligation not presented to Landlord in writing within said one (1) year period.

                  12.3.4 The indemnity obligations of Landlord set forth in Sections 12.3.2 and 12.3.3 above shall not be binding upon any lender acquiring Landlord's interest in the Premises and/or this Lease pursuant to any foreclosure proceeding, deed in lieu of foreclosure, or other enforcement action taken pursuant to a deed of trust or mortgage encumbering the Premises.

13.      DAMAGE AND DESTRUCTION

         13.1 Casualty. If the Premises or Building should be damaged or destroyed by fire or other casualty, Tenant shall give immediate written notice to Landlord. Within thirty (30) days after receipt from Tenant of such written notice, Landlord shall notify Tenant whether, after the date of the issuance of permits for the necessary repair or reconstruction of the portion of the Building or the Premises which was damaged, the necessary repairs can reasonably be made: (a) within ninety (90) days; (b) in more than ninety (90) days but in less than one hundred eighty (180) days; or (c) in more than one hundred eighty
(180) days.

                  13.1.1 Less Than 90 Days. If the Premises or Building should be damaged only to such extent that rebuilding or repairs can reasonably be completed within ninety (90) days after the issuance of permits for the necessary repair or reconstruction of the portion of the Building or Premises which was damaged or destroyed, this Lease shall not terminate and, provided that insurance proceeds are available to fully repair the damage, subject to
Section 13.2 below, Landlord shall repair the Premises, except that Landlord shall not be required to rebuild, repair or replace Tenant's Property which may have been placed in, on or about the Premises by or for the benefit of Tenant. If Tenant is required to vacate all or a portion of the Premises during Landlord's repair thereof, the Rent payable hereunder shall be abated proportionately on the basis of the size of the area of the Premises that is damaged (i.e., the number of square feet of floor area of the Premises that is damaged compared to the total square footage of the floor area of the Premises) from the date Tenant vacates all or a portion of the Premises that was damaged only to the extent rental abatement insurance proceeds are received by Landlord (or would have been received but for Landlord's failure to carry the insurance required to be carried by Landlord pursuant to Section 8.1 above) and only during the period the Premises are unfit for occupancy.

                  13.1.2 Greater Than 90 Days. If the Premises or Building should be damaged only to such extent that rebuilding or repairs can reasonably be completed in more than ninety (90) days but in less than one hundred eighty
(180) days after the issuance of permits for the necessary repair or reconstruction of the portion of the Building or Premises which was damaged or destroyed, then Landlord shall have the option of: (a) terminating the Lease effective upon the occurrence of such damage, in which event the Rent shall be abated from the date Tenant vacates the Premises; or (b) electing to repair the Premises, provided insurance proceeds are available (or such proceeds would have been available but for Landlord's failure to carry insurance as described in
Section 8.1 above) to fully repair the damage, except that Landlord shall not be required to rebuild, repair or replace Tenant's Property which may have been placed in, on or about the Premises by or for the benefit of Tenant. If Tenant is required to vacate all or a portion of the Premises during Landlord's repair thereof, the Rent payable hereunder shall be abated proportionately on the basis of the size of the area of the Premises that is damaged (i.e., the number of square feet of floor area of the Premises that is damaged compared to the total square footage of the floor area of the Premises) from the date Tenant vacates all or a portion of the Premises that was damaged only to the extent rental abatement insurance proceeds are received by Landlord (or such proceeds would have been received by Landlord but for Landlord's failure to carry rental abatement insurance as described in Section 8.1 above) and only during the period the Premises are unfit for occupancy. In the event that Landlord should fail to substantially complete such repairs within one hundred eighty (180) days after the issuance of permits for the necessary repair or reconstruction of the portion of the Building or Premises which was damaged or destroyed, (such period to be extended for delays caused by Tenant or because of any items of Force Majeure, as hereinafter defined) and Tenant has not re-occupied the Premises, Tenant shall have the right, as Tenant's exclusive remedy, within ten (10) days after the expiration of such one hundred eighty (180) day period, and provided that such repairs have not been substantially completed within such ten (10) day period, to terminate this Lease by delivering written notice to Landlord as Tenant's exclusive remedy, whereupon all rights hereunder shall cease and terminate thirty (30) days after Landlord's receipt of such notice.

                  13.1.3 Greater Than 180 Days. If the Premises or Building should be so damaged that rebuilding or repairs cannot be completed within one hundred eighty (180) days after the issuance of permits for the necessary repair or reconstruction of the portion of the Building or Premises which was damaged or destroyed, either Landlord or Tenant may terminate this Lease by giving written notice within ten (10) days after notice from Landlord specifying such time period of repair; and this Lease shall terminate and the Rent shall be abated from the date Tenant vacates the Premises. In the event that neither party elects to terminate this Lease, Landlord shall promptly commence and diligently prosecute to completion the repairs to the Building or Premises, provided insurance proceeds are available (or such proceeds would have been available but for Landlord's failure to carry insurance as described in Section
8.1 above) to repair the damage except that Landlord shall not be required to rebuild, repair or replace Tenant's Property which may have been placed in, on or about the Premises by or for the benefit of Tenant. If Tenant is required to vacate all or a portion of the Premises during Landlord's repair thereof, the Rent payable hereunder shall be abated proportionately on the basis of the size of the area of the Premises that is damaged (i.e., the number of square feet of floor area of the Premises that is damaged compared to the total square footage of the floor area of the Premises), from the date Tenant vacates all or a portion of the Premises that was damaged only to the extent rental abatement insurance proceeds are received by Landlord (or such proceeds would have been received by Landlord but for Landlord's failure to carry rental abatement insurance as described in Section 8.1 above) and only during the period that the Premises are unfit for occupancy.

                  13.1.4 Casualty During the Last Year of the Lease Term. Notwithstanding any other provisions hereof, if the Premises or the Building shall be damaged within the last year of the Lease Term, and if the cost to repair or reconstruct the portion of the Building or the Premises which was damaged or destroyed shall exceed Landlord's then-applicable insurance deductible, then, irrespective of the time necessary to complete such repair or reconstruction, Landlord shall have the right, in its sole discretion, to terminate the Lease effective upon the occurrence of such damage, in which event the Rent shall be abated from the date Tenant vacates the Premises. The foregoing right shall be in addition to any other right and option of Landlord under this Section 13.

         13.2 Tenant's Fault. If the Premises or any portion of the Building is damaged resulting from the negligence or breach of this Lease by Tenant or any of Tenant's Parties, Rent shall not be reduced during the repair of such damage and Tenant shall be liable to Landlord for the cost of the repair caused thereby to the extent such cost is not covered by insurance proceeds received by Landlord.

         13.3 Uninsured Casualty. Tenant shall be responsible for and shall pay to Landlord Tenant's Share of any deductible or retention amount payable under the property insurance for the Building. Notwithstanding Section 13.1, in the event that the Premises or any portion of the Building is damaged to the extent Tenant is unable to use the Premises and such damage is not covered by insurance proceeds received by Landlord or in the event that the holder of any indebtedness secured by the Premises requires that the insurance proceeds be applied to such indebtedness, then Landlord shall have the right at Landlord's option either (i) to repair such damage as soon as reasonably possible at Landlord's expense, or (ii) to give written notice to Tenant within thirty (30) days after the date of the occurrence of such damage of Landlord's intention to terminate this Lease as of the date of the occurrence of such damage. In the event Landlord elects to terminate this Lease, Tenant shall have the right within ten (10) days after receipt of such notice to give written notice to Landlord of Tenant's commitment to pay the cost of repair of such damage, in which event this Lease shall continue in full force and effect, and Landlord shall make such repairs as soon as reasonably possible subject to the following condition: Tenant shall deposit with Landlord Landlord's estimated cost of such repairs not later than ten (10) days prior to Landlord's commencement of the repair work. If the cost of such repairs exceeds the amount deposited, Tenant shall reimburse Landlord for such excess cost within fifteen (15) days after receipt of an invoice from Landlord. Any amount deposited by Tenant in excess of the cost of such repairs shall be refunded within thirty (30) days of Landlord's final payment to Landlord's contractor. If Tenant does not give such notice within the ten (10) day period, or fails to make such deposit as required, this Lease shall terminate automatically as of the date of the occurrence of the damage.

         13.4 Waiver. With respect to any damage or destruction which Landlord is obligated to repair or may elect to repair, Tenant waives all rights to terminate this Lease pursuant to rights otherwise presently or hereafter accorded by law.

14.      EMINENT DOMAIN

         14.1 Total Condemnation. If all of the Premises is condemned by eminent domain, inversely condemned or sold under threat of condemnation for any public or quasi-public use or purpose ("Condemned"), this Lease shall terminate as of the earlier of the date the condemning authority takes title to or possession of the Premises, and Rent shall be adjusted to the date of termination.

         14.2 Partial Condemnation. If any portion of the Premises or the Building is Condemned and such partial condemnation materially impairs Tenant's ability to use the Premises for Tenant's business, Landlord shall have the option of either (i) relocating Tenant to comparable space within the Project or
(ii) terminating this Lease as of the earlier of the date title vests in the condemning authority or as of the date an order of immediate possession is issued and Rent shall be adjusted to the date of termination. In the event of relocation, Landlord shall pay the cost of constructing tenant improvements in the new premises that are substantially equivalent to the improvements made pursuant to the Work Letter, provided that Landlord receive from the condemning authority proceeds sufficient to construct such improvements. If such partial condemnation does not materially impair Tenant's ability to use the Premises for the business of Tenant, Landlord shall promptly restore the Premises to the extent of any condemnation proceeds recovered by Landlord, excluding the portion thereof lost in such condemnation, and this Lease shall continue in full force and effect except that after the date of such title vesting or order of immediate possession Rent shall be adjusted as reasonably determined by Landlord.

         14.3 Award. If the Premises are wholly or partially Condemned, Landlord shall be entitled to the entire award paid for such condemnation, and Tenant waives any claim to any part of the award from Landlord or the condemning authority; provided, however, Tenant shall have the right to recover from the condemning authority such compensation as may be separately awarded to Tenant in connection with costs in removing Tenant's merchandise, furniture, fixtures, leasehold improvements and equipment to a new location, for business interruption, loss of good will or other consequential damages. No condemnation of any kind shall be construed to constitute an actual or constructive eviction of Tenant or a breach of any express or implied covenant of quiet enjoyment.

         14.4 Temporary Condemnation. In the event of a temporary condemnation not extending beyond the Term, this Lease shall remain in effect, Tenant shall continue to pay Rent and Tenant shall receive any award made for such condemnation except damages to any of Landlord's property. If a temporary condemnation is for a period which extends beyond the Term, this Lease shall terminate as of the date of initial occupancy by the condemning authority and any such award shall be distributed in accordance with the preceding section. If a temporary condemnation remains in effect at the expiration or earlier termination of this Lease, Tenant shall pay Landlord the reasonable cost of performing any obligations required of Tenant with respect to the surrender of the Premises.

15.      DEFAULT

         15.1 Events of Defaults. The occurrence of any of the following events shall, at Landlord's option, constitute an "Event of Default":

                  15.1.1   Abandonment of the Premises for a period of thirty
(30) consecutive days;

                  15.1.2 Failure to pay Rent on the date when due and the failure continuing for a period of five (5) days after such payment is due;

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                  15.1.3   Failure to perform Tenant's covenants and obligations
hereunder (except default in the payment of Rent) where such failure continues for a period of thirty (30) days after written notice from Landlord; provided, however, if the nature of the default is such that more than thirty (30) days are reasonably required for its cure, Tenant shall not be deemed to be in default if Tenant commences the cure within ten (10) days after written notice from Landlord and diligently and continuously prosecutes such cure to completion;

                  15.1.4 The making of a general assignment by Tenant for the benefit of creditors; the filing of a voluntary petition by Tenant or the filing of an involuntary petition by any of Tenant's creditors seeking the rehabilitation, liquidation or reorganization of Tenant under any law relating to bankruptcy, insolvency or other relief of debtors and, in the case of an involuntary action, the failure to remove or discharge the same within sixty
(60) days of such filing; the appointment of a receiver or other custodian to take possession of substantially all of Tenant's assets or this leasehold; Tenant's insolvency or inability to pay Tenant's debts or failure generally to pay Tenant's debts when due; any court entering a decree or order directing the winding up or liquidation of Tenant or of substantially all of Tenant's assets; Tenant taking any action toward the dissolution or winding up of Tenant's affairs; the cessation or suspension of Tenant's use of the Premises; or the attachment, execution or other judicial seizure of substantially all of Tenant's assets or this leasehold;

                  15.1.5 The making of any material misrepresentation or omission by Tenant or any successor in interest of Tenant in any materials delivered by or on behalf of Tenant to Landlord or Landlord's lender pursuant to this Lease; or

                  15.1.6   The occurrence of an Event of Default set forth in
Section 15.1.4 or 15.1.5 with respect to any guarantor of this Lease, if applicable.

         15.2     Remedies

                  15.2.1 Termination. In the event of the occurrence of any Event of Default, Landlord shall have the right to give a written termination notice to Tenant (which notice may be the notice given under Section 15.1 above, if applicable, and which notice shall be in lieu of any notice required by O.R.S. Section 105.120 or any other Oregon law) and, on the date specified in such notice, this Lease shall terminate unless on or before such date all arrears of Rent and all other sums payable by Tenant under this Lease and all costs and expenses incurred by or on behalf of Landlord hereunder shall have been paid by Tenant and all other Events of Default at the time existing shall have been fully remedied to the satisfaction of Landlord.

                           15.2.1.1 Repossession. Following termination, without
prejudice to other remedies Landlord may have, Landlord may (i) peaceably re-enter the Premises upon voluntary surrender by Tenant or remove Tenant therefrom and any other persons occupying the Premises, using such legal proceedings as may be available; (ii) repossess the Premises or relet the Premises or any part thereof for such term (which may be for a term extending beyond the Term), at such rental and upon such other terms and conditions as Landlord in Landlord's sole discretion shall determine, with the right to make reasonable alterations and repairs to the Premises; and (iii) remove all personal property therefrom.

                           15.2.1.2 Unpaid Rent. Landlord shall have all the
rights and remedies of a landlord provided by Applicable Law, including the right to recover from Tenant: (a) the worth, at the time of award, of the unpaid Rent that had been earned at the time of termination, (b) the worth, at the time of award, of the amount by which the unpaid Rent that would have been earned after the date of termination until the time of award exceeds the amount of loss of rent that Tenant proves could have been reasonably avoided, (c) the worth, at the time of award, of the amount by which the unpaid Rent for the balance of the Term after the time of award exceeds the amount of the loss of rent that Tenant proves could have been reasonably avoided, and (d) any other amount, and court costs, necessary to compensate Landlord for all detriment proximately caused by Tenant's default. The phrase "worth, at the time of award," as used in (a) and
(b) above, shall be computed at the Applicable Interest Rate, and as used in (c) above, shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).

                  15.2.2 Continuation. Even though an Event of Default may have occurred, this Lease shall continue in effect for so long as Landlord does not terminate Tenant's right to possession; and Landlord may enforce

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all of Landlord's rights and remedies under this Lease allowed by law ("lessor"
may continue the Lease in effect after "lessee's" breach and abandonment and recover Rent as it becomes due) to recover Rent as it becomes due. Landlord, without terminating this Lease, may, during the period Tenant is in default, enter the Premises and relet the same, or any portion thereof, to third parties for Tenant's account and Tenant shall be liable to Landlord for all costs Landlord incurs in reletting the Premises, including, without limitation, brokers' commissions, expenses of remodeling the Premises and like costs. Reletting may be for a period shorter or longer than the remaining Term. Tenant shall continue to pay the Rent on the date the same is due. No act by Landlord hereunder, including acts of maintenance, preservation or efforts to lease the Premises or the appointment of a receiver upon application of Landlord to protect Landlord's interest under this Lease, shall terminate this Lease unless Landlord notifies Tenant that Landlord elects to terminate this Lease. In the event that Landlord elects to relet the Premises, the rent that Landlord receives from reletting shall be applied to the payment of, first, any indebtedness from Tenant to Landlord other than Base Rent and Tenant's Share of Operating Expenses (including Real Property Taxes); second, all costs, including maintenance, incurred by Landlord in reletting; and, third, Base Rent and Tenant's Share of Operating Expenses (including Real Property Taxes) under this Lease. After deducting the payments referred to above, any sum remaining from the rental Landlord receives from reletting shall be held by Landlord and applied in payment of future Rent as Rent becomes due under this Lease. In no event, and notwithstanding anything in Section 16 to the contrary, shall Tenant be entitled to any excess rent received by Landlord. If, on the date Rent is due under this Lease, the rent received from the reletting is less than the Rent due on that date, Tenant shall pay to Landlord, in addition to the remaining Rent due, all costs, including maintenance, which Landlord incurred in reletting the Premises that remain after applying the rent received from reletting as provided hereinabove. So long as this Lease is not terminated, Landlord shall have the right to remedy any default of Tenant, to maintain or improve the Premises, to cause a receiver to be appointed to administer the Premises and new or existing subleases and to add to the Rent payable hereunder all of Landlord's reasonable costs in so doing, with interest at the Applicable Interest Rate from the date of such expenditure. Landlord shall have no duty to relet the Premises so long as it has other unleased space available in the Project.

         15.3 Cumulative. Each right and remedy of Landlord provided for herein or now or hereafter existing at law, in equity, by statute or otherwise shall be cumulative and shall not preclude Landlord from exercising any other rights or remedies provided for in this Lease or now or hereafter existing at law or in equity, by statute or otherwise. No payment by Tenant of a lesser amount than the Rent nor any endorsement on any check or letter accompanying any check or payment as Rent shall be deemed an accord and satisfaction of full payment of Rent; and Landlord may accept such payment without prejudice to Landlord's right to recover the balance of such Rent or to pursue other remedies.

16. ASSIGNMENT AND SUBLETTING. Tenant shall not assign, sublet or otherwise transfer, whether voluntarily or involuntarily or by operation of law, the Premises or any part thereof without Landlord's prior written approval, which shall not be unreasonably withheld; provided, however, Tenant agrees it shall be reasonable for Landlord to disapprove of a requested sublease or assignment, if the proposed subtenant or assignee does not have a tangible net worth (as determined in accordance with generally accepted accounting principles consistently applied) equal to or greater than that of Tenant as of the date of the Lease as shown in the financial information provided to Landlord, or if the proposed subtenant or assignee is currently a tenant in any other space leased by Landlord or if such proposed subtenant or assignee is in the process of negotiation with Landlord to lease other space owned or managed by Landlord. The merger of Tenant with any other entity in which Tenant does not retain a controlling ownership or beneficial interest or the transfer of any controlling or managing ownership or beneficial interest in Tenant, or the assignment of a substantial portion of the assets of Tenant, whether or not located at the Premises, shall constitute an assignment hereunder. If Tenant desires to assign this Lease or sublet any or all of the Premises, Tenant shall give Landlord written notice thereof with copies of all related documents and agreements associated with the assignment or sublease, including without limitation, the financial statements of any proposed assignee or subtenant, forty-five (45) days prior to the anticipated effective date of the assignment or sublease. Tenant shall pay Landlord's reasonable attorneys' fees incurred in the review of such documentation plus an administrative fee of Five Hundred Dollars ($500.00) for each proposed transfer. Landlord shall have a period of thirty (30) days following receipt of such notice and all related documents and agreements to notify Tenant in writing of Landlord's approval or disapproval of the proposed assignment or sublease. If Landlord fails to notify Tenant in writing of such election, Landlord shall be deemed to have disapproved such assignment or subletting. This Lease may not be assigned by operation of law. If the proposed assignment or sublease is for substantially the remainder of the Term, Landlord may terminate the Lease (or in the case of a partial sublease, terminate the Lease with respect to the portion of the

Premises proposed to be subject to the sublease) by giving written notice to Tenant within such thirty (30) day period. Any purported assignment or subletting contrary to the provisions hereof shall be void and shall constitute an Event of Default hereunder. If Tenant receives rent or other consideration for any such transfer in excess of the Rent, or in case of the sublease of a portion of the Premises, in excess of such Rent that is fairly allocable to such portion, after appropriate adjustments to assure that all other payments required hereunder are appropriately taken into account, Tenant shall pay Landlord one hundred percent (100%) of the difference between each such payment of rent or other consideration and the Rent required hereunder. Landlord may, without waiving any rights or remedies, collect rent from the assignee, subtenant or occupant and apply the net amount collected to the Rent herein reserved and apportion any excess rent so collected in accordance with the terms of the preceding sentence. Such acceptance of Rent shall in no event be deemed to imply that Landlord is approving a subtenant or assignee which Landlord has not approved in writing pursuant to the requirements of this Section 16. Tenant shall continue to be liable as a principal and not as a guarantor or surety to the same extent as though no assignment had been made. Landlord may consent to subsequent assignments or subletting of this Lease or amendments or modifications to the Lease by assignees of Tenant without notifying Tenant or any successor of Tenant and without obtaining their consent. No permitted assignment (but excluding a permitted sublease) shall be effective until there has been delivered to Landlord a counterpart of the assignment instrument in which the assignee agrees to be and remain jointly and severally liable with Tenant for the payment of Rent pertaining to the Premises and for the performance of all the terms and provisions of this Lease relating thereto arising on or after the date of the transfer.

17.      ESTOPPEL, ATTORNMENT AND SUBORDINATION

         17.1 Estoppel. Within ten (10) days after written request by Landlord, Tenant shall deliver an estoppel certificate duly executed (and acknowledged if required by any lender), substantially in the form attached hereto as Exhibit H, or in such other form as may be acceptable to the lender, which form may include some or all of the provisions contained in Exhibit H, to any proposed mortgagee, purchaser or Landlord. Tenant's failure to deliver said statement in such time period shall be an Event of Default hereunder and shall be conclusive upon Tenant that (a) this Lease is in full force and effect, without modification except as may be represented by Landlord; (b) there are no uncured defaults in Landlord's performance and Tenant has no right of offset, counterclaim or deduction against Rent hereunder; and (c) no more than one month's Base Rent has been paid in advance. If any financier should require that this Lease be amended (other than in the description of the Premises, the Term, the Permitted Use, the Rent or as will substantially, materially or adversely affect the rights of Tenant), Landlord shall give written notice thereof to Tenant, which notice shall be accompanied by a Lease supplement embodying such amendments. Tenant shall, within ten (10) days after the receipt of Landlord's notice, execute and deliver to Landlord the tendered Lease supplement. If Tenant fails to deliver to Landlord the tendered Lease supplement within ten (10) days after receipt of Landlord's notice, Tenant shall be deemed to have given Landlord a power of attorney to execute such supplement on behalf of Tenant.

         17.2 Subordination. This Lease shall be subject and subordinate to all ground leases, master leases and the lien of all mortgages and deeds of trust which now or hereafter affect the Premises or the Project or Landlord's interest therein, and all amendments thereto, provided that Tenant receives an executed Subordination, Nondisturbance and Attornment Agreement ("SNDA") in the form attached hereto as Exhibit I (or such other form as may be commercially reasonable which form may include some or all of the provisions contained in
Exhibit I, so long as such form of SNDA includes a non-disturbance agreement in favor of Tenant) or as otherwise may be required by the applicable lender, ground lessee and/or master lessor (so long as such documentation includes a non-disturbance agreement in favor of Tenant). If requested, Tenant shall execute and deliver to Landlord within ten (10) days after Landlord's request whatever documentation that may reasonably be required to further effect the provisions of this paragraph including an SNDA in the form attached hereto as
Exhibit I (or such other form as may be commercially reasonable which form may include some or all of the provisions contained in Exhibit I, so long as such form of SNDA includes a non-disturbance agreement in favor of Tenant) or as otherwise may be required by the applicable lender, ground lessee and/or master lessor (so long as such documentation includes a non-disturbance agreement in favor of Tenant).

         17.3 Attornment. Tenant hereby agrees that Tenant will recognize as its landlord under this Lease and shall attorn to any person succeeding to the interest of Landlord in respect of the land and the buildings governed by this Lease upon any foreclosure of any mortgage upon such land or buildings or upon the execution of any deed in lieu of foreclosure in respect to such deed of trust. If requested, Tenant shall execute and deliver an instrument or

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instruments confirming its attornment as provided for herein; provided, however, that no such beneficiary or successor-in-interest shall be bound by any payment of Base Rent for more than one (1) month in advance, or any amendment or modification of this Lease made without the express written consent of such beneficiary where such consent is required under applicable loan documents.

18.      MISCELLANEOUS

         18.1     General

                  18.1.1 Entire Agreement. This Lease sets forth all the agreements between Landlord and Tenant concerning the Premises; and there are no agreements either oral or written other than as set forth herein.

                  18.1.2 Time of Essence. Time is of the essence of this Lease.

                  18.1.3 Attorneys' Fees. In any action or proceeding which either party brings against the other to enforce its rights hereunder, the nonprevailing party shall pay all costs incurred by the prevailing party, including reasonable attorneys' fees, which amounts shall be a part of the judgment in said action or proceeding.

                  18.1.4 Severability. If any provision of this Lease or the application of any such provision shall be held by a court of competent jurisdiction to be invalid, void or unenforceable to any extent, the remaining provisions of this Lease and the application thereof shall remain in full force and effect and shall not be affected, impaired or invalidated.

                  18.1.5 Law. This Lease shall be construed and enforced in accordance with the laws of the state in which the Premises are located.

                  18.1.6 No Option. Submission of this Lease to Tenant for examination or negotiation does not constitute an option to lease, offer to lease or a reservation of, or option for, the Premises; and this document shall become effective and binding only upon the execution and delivery hereof by Landlord and Tenant.

                  18.1.7 Successors and Assigns. This Lease shall be binding upon and inure to the benefit of the successors and assigns of Landlord and, subject to compliance with the terms of Section 16, Tenant.

                  18.1.8 Third Party Beneficiaries. Nothing herein is intended to create any third party benefit.

                  18.1.9 Memorandum of Lease. On or before fifteen (15) business days following a written request by either Landlord or Tenant, the parties agree to execute and record a short form memorandum of this Lease, in a recordable form reasonably acceptable to Landlord and Tenant. Within five (5) business days following the expiration or earlier termination of this Lease, Tenant shall execute (and have properly notarized) and deliver to Landlord a Quitclaim Deed, in recordable form, quitclaiming, terminating and forever surrendering any and all right, title or interests Tenant may have in or to the Premises.

                  18.1.10 Agency, Partnership or Joint Venture. Nothing contained herein nor any acts of the parties hereto shall be deemed or construed by the parties hereto, nor by any third party, as creating the relationship of principal and agent or of partnership or of joint venture by the parties hereto or any relationship other than the relationship of landlord and tenant.

                  18.1.11 Merger. The voluntary or other surrender of this Lease by Tenant or a mutual cancellation thereof or a termination by Landlord shall not work a merger and shall, at the option of Landlord, terminate all or any existing subtenancies or may, at the option of Landlord, operate as an assignment to Landlord of any or all of such subtenancies.

                  18.1.12 Headings. Section headings have been inserted solely as a matter of convenience and are not intended to define or limit the scope of any of the provisions contained therein.

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                  18.1.13  Security Measures. Tenant hereby acknowledges that
Landlord shall have no obligation to provide a guard service or other security measures whatsoever. Tenant assumes all responsibility for the protection of the Premises, Tenant, its agents and invitees and their property from the acts of third parties.

         18.2 Signs. All signs and graphics of every kind visible in or from public view or corridors, the Common Areas or the exterior of the Premises (whether located inside or outside of the Premises) shall be subject to Landlord's prior written approval (not to be unreasonably withheld) and shall be subject to the CC&Rs and any applicable governmental laws, ordinances, and regulations and in compliance with Landlord's signage program (if any). Tenant shall remove all such signs and graphics prior to the termination of this Lease. Such installations and removals shall be made in such manner as to avoid injury or defacement of the Premises; and Tenant shall repair any injury or defacement, including without limitation, discoloration caused by such installation or removal.

         18.3 Waiver. No waiver of any default or breach hereunder shall be implied from any omission to take action on account thereof, notwithstanding any custom and practice or course of dealing. No waiver by either party of any provision under this Lease shall be effective unless in writing and signed by such party. No waiver shall affect any default other than the default specified in the waiver and then such waiver shall be operative only for the time and to the extent therein stated. Waivers of any covenant shall not be construed as a waiver of any subsequent breach of the same.

         18.4 Financial Statements. Tenant shall provide, and cause each Guarantor, if applicable, to provide to any lender, any purchaser of the Building and/or the Project or Landlord, within ten (10) days after request, a current, accurate, audited (or reviewed and certified by Tenant) financial statement for Tenant and Tenant's business and financial statements for Tenant and Tenant's business for each of the three (3) years prior to the current financial statement year prepared under generally accepted accounting principles consistently applied. Tenant shall also provide within said 10-day period such other financial information as may be reasonably required by Landlord, any purchaser of the Building and/or the Project or any lender; Landlord shall keep or cause to be kept all such financial information strictly confidential.

         18.5 Limitation of Liability. The obligations of Landlord under this Lease are not personal obligations of the individual partners, members, managers, directors, officers, shareholders, agents or employees of Landlord; and, subject to this Section 18.5, Tenant shall look solely to the Building and the Land for satisfaction of any liability of Landlord and shall not look to other assets of Landlord nor seek recourse against the assets of the individual partners, directors, officers, shareholders, agents or employees of Landlord. Whenever Landlord transfers its interest, Landlord shall be automatically released from further performance under this Lease and from all further liabilities and expenses hereunder and the transferee of Landlord's interest shall assume all liabilities and obligations of Landlord hereunder from the date of such transfer, provided, however, Landlord shall remain liable for any unperformed obligations arising prior to the date of such transfer.

         18.6 Notices. All notices to be given hereunder shall be in writing and mailed postage prepaid by certified or registered mail, return receipt requested, or delivered by personal or courier delivery, or sent by facsimile, electronically confirmed, (immediately followed by one of the preceding methods), to Landlord's Address and Tenant's Address, or to such other place as Landlord or Tenant may designate in a written notice given to the other party. Notices shall be deemed served upon the first attempted delivery by the U.S. Postal Service, the courier or a recognized overnight delivery service, or upon receipt of the facsimile prior to 5 p.m. on any business day, or, if after 5 p.m., on the next business day.

         18.7 Brokerage Commission. Landlord shall pay a brokerage commission to Landlord's Broker specified in the Basic Lease Information in accordance with a separate agreement between Landlord and Landlord's Broker. Landlord shall have no further or separate obligation for payment of any commissions or fees to any other broker or finder. Tenant warrants to Landlord that Tenant's sole contact with Landlord or with the Premises in connection with this transaction has been directly with Landlord, Landlord's Broker and Tenant's Broker specified in the Basic Lease Information, and that no other broker or finder can properly claim a right to a commission or a finder's fee based upon contacts between the claimant and Tenant. Any commissions or fees payable to Tenant's Broker with respect to this transaction shall be paid by Landlord's Broker, and Landlord and Tenant shall have no obligation with respect thereto. Subject to the foregoing, Tenant agrees to indemnify and hold Landlord harmless from any claims or liability, including reasonable attorneys' fees, in connection with a claim by any person for a real

                                      -21-

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estate broker's commission, finder's fee or other compensation based upon any statement, representation or agreement of Tenant, and Landlord agrees to indemnify and hold Tenant harmless from any such claims or liability, including reasonable attorneys' fees, based upon any statement, representation or agreement of Landlord.

         18.8 Authorization. Each individual executing this Lease on behalf of Tenant represents and warrants that he or she is duly authorized to execute and deliver this Lease on behalf of Tenant and that such execution is binding upon Tenant.

         18.9     Holding Over; Surrender.

                  18.9.1 Holding Over. If Tenant holds over the Premises or any part thereof after expiration of the Term, such holding over shall, at Landlord's option, constitute a month-to-month tenancy, at a rent equal to one hundred fifty percent (150%) of the Base Rent in effect immediately prior to such holding over and shall otherwise be on all the other terms and conditions of this Lease. This paragraph shall not be construed as Landlord's permission for Tenant to hold over. Acceptance of Rent by Landlord following expiration or termination shall not constitute a renewal of this Lease or extension of the Term except as specifically set forth above. If Tenant fails to surrender the Premises upon expiration or earlier termination of this Lease, Tenant shall indemnify and hold Landlord harmless from and against all loss or liability resulting from or arising out of Tenant's failure to surrender the Premises, including, but not limited to, any amounts required to be paid to any tenant or prospective tenant who was to have occupied the Premises after the expiration or earlier termination of this Lease and any related attorneys' fees and brokerage commissions.

                  18.9.2 Surrender. Upon the expiration or earlier termination of this Lease, Tenant shall repair any damage to and restore the condition of the Premises in accordance with Section 10.2. Tenant shall surrender the Premises, together with all keys, to Landlord broom clean and in as good a condition as when received, ordinary wear and tear and damage by fire or casualty excepted. In addition, Tenant shall remove any and all debris from the Common Area caused by Tenant and surrender any portion of the Common Area regularly used by Tenant broom clean and in as good a condition as when Tenant's use thereof commenced, ordinary wear and tear and damage by fire or casualty excepted. Conditions existing because of Tenant's failure to perform maintenance, repairs or replacements shall not be deemed "reasonable wear and tear."

         18.10 Joint and Several. If Tenant consists of more than one person, the obligation of all such persons shall be joint and several.

         18.11 Covenants and Conditions. Each provision to be performed by Tenant hereunder shall be deemed to be both a covenant and a condition.

         18.12 Auctions. Tenant shall not conduct, nor permit to be conducted, any auction upon the Premises without Landlord's prior written consent. Landlord shall not be obligated to exercise any standard of reasonableness in determining whether to permit an auction.

         18.13 Consents. Except as otherwise provided elsewhere in this Lease, Landlord's actual reasonable costs and expenses (including, but not limited to, architects', attorneys', engineers' and other consultants' fees) incurred in the consideration of, or response to, a request by Tenant for any Landlord consent, including but not limited to, consents to an assignment, a subletting or the presence or use of a Hazardous Material, shall be paid by Tenant upon receipt of an invoice and supporting documentation therefor. Landlord's consent to any act, assignment or subletting shall not constitute an acknowledgment that no Event of Default or breach by Tenant of this Lease exists, nor shall such consent be deemed a waiver of any then existing Event of Default or breach, except as may be otherwise specifically stated in writing by Landlord at the time of such consent. Except as otherwise set forth herein, the failure to specify herein any particular condition to Landlord's consent shall not preclude the imposition by Landlord at the time of consent of such further or other conditions as are then reasonable with reference to the particular matter for which consent is being given.

         18.14 Force Majeure. "Force Majeure" as used herein means delays resulting from causes beyond the reasonable control of the other party, including, without limitation, any delay caused by any action, inaction, order,

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ruling, moratorium, regulation, statute, condition or other decision of any private party or governmental agency having jurisdiction over any portion of the Project, over the construction anticipated to occur thereon or over any uses thereof, or by delays in inspections or in issuing approvals by private parties or permits by governmental agencies, or by fire, flood, inclement weather, strikes, lockouts or other labor or industrial disturbance (whether or not on the part of agents or employees of either party hereto engaged in the construction of the Premises), civil disturbance, order of any government, court or regulatory body claiming jurisdiction or otherwise, act of public enemy, war, riot, sabotage, blockage, embargo, failure or inability to secure materials, supplies or labor through ordinary sources by reason of shortages or priority, discovery of hazardous or toxic materials, earthquake, or other natural disaster, delays caused by any dispute resolution process, or any cause whatsoever beyond the reasonable control (excluding financial inability) of the party whose performance is required, or any of its contractors or other representatives, whether or not similar to any of the causes hereinabove stated.

         18.15 Mortgagee Protection. Tenant agrees to give any holder of any mortgage or deed of trust secured by the Real Property, by registered or certified mail or nationally recognized overnight delivery service, a copy of any notice of default served upon the Landlord by Tenant, provided that, prior to such notice, Tenant has been notified in writing (by way of service on Tenant of a copy of assignment of rents and leases or otherwise) of the address of such holder of a mortgage or deed of trust. Tenant further agrees that if Landlord shall have failed to cure such default within thirty (30) days after such notice to Landlord (or if such default cannot be cured or corrected within that time, then such additional time as may be necessary if Landlord has commenced within such thirty (30) day period and is diligently pursuing the remedies or steps necessary to cure or correct such default), then the holder of any mortgage or deed of trust shall have an additional sixty (60) days within which to cure or correct such default (or if such default cannot be cured or corrected within that time, then such additional time as may be necessary if such holder of any mortgage or deed of trust has commenced within such sixty (60) day period and is diligently pursuing the remedies or steps necessary to cure or correct such default). Notwithstanding the foregoing, in no event shall any holder of any mortgage or deed of trust have any obligation to cure any default of the Landlord.

         18.16 Guarantors. The Guarantors, if any, shall each execute a guaranty in a form provided by Landlord. It shall constitute an Event of Default of the Tenant if any Guarantor fails or refuses, upon request to provide: (a) evidence of the execution and continued enforceability of the guaranty, including the authority of the party signing on Guarantor's behalf to obligate Guarantor, and in the case of a corporate Guarantor, a certified copy of a resolution of its board of directors authorizing the making of such guaranty,
(b) current financial statements, (c) an estoppel certificate, or (d) written confirmation that the guaranty is still in effect as a valid binding obligation.

         18.17 Hazardous Substance Disclosure. Gasoline and other automotive fluids, asbestos containing materials, maintenance fluids, copying fluids and other office supplies and equipment, certain construction and finish materials, tobacco smoke, cosmetics and other personal items may be present on the project. Gasoline and other automotive fluids are found in the garage and parking areas of the Project. Cleaning, lubricating and hydraulic fluids used in the operation and maintenance of the Building are found in the utility areas of the Building not generally accessible to Building occupants or the public. Many Building occupants use copy machines and printers with associated fluids and toners, and pens, markers, inks, and office equipment that may contain Hazardous Materials. Certain adhesives, paints and other construction materials and finishes used in portions of the Building may contain Hazardous Materials. The Building may from time to time be exposed to tobacco smoke. Building occupants and other persons entering the Building from time to time may use or carry prescription and non-prescription drugs, perfumes, cosmetics and other toiletries, and foods and beverages, some of which may contain Hazardous Materials. By its execution of this Lease, Tenant acknowledges the notice set forth hereinabove.

         18.18 ADA Compliance. Notwithstanding Section 1.1 above, Landlord warrants to Tenant that on the Commencement Date, the Premises (including any improvements constructed by Landlord pursuant to the Work Letter) shall comply with the requirements of the Americans with Disabilities Act [42 U.S.C. Section 12101 et seq.] ("ADA") as in effect and promulgated on the Commencement Date (the "ADA Warranty"). The ADA Warranty shall not apply to any improvements or alterations made by or at the request of Tenant (except as specifically set forth in the Work Letter). Except as otherwise provided in this Lease, if the Premises do not comply with the ADA Warranty, promptly after Landlord's receipt of written notice from Tenant given within six (6) months after the Commencement Date specifying in detail the nature and extent of such non-compliance, Landlord, at Landlord's sole cost and expense, shall take such action as is reasonably necessary to remedy such non-compliance.

         18.19 Addenda. The Addenda attached hereto, if any, and identified with this Lease are incorporated herein by this reference as if fully set forth herein.

         IN WITNESS WHEREOF, the parties have executed this Lease as of the date set forth above.

"Landlord"                                              "Tenant"

CATELLUS DEVELOPMENT CORPORATION,                       SYNETICS SOLUTIONS INC.,
a Delaware corporation                                  an Oregon corporation

By:  Catellus Commercial Group, LLC,                    By:  KOKI NAKAMURA
      a Delaware limited liability company              ------------------------
      Its:  Duly Authorized Agent                       Name:  Koki Nakamura
                                                        Its:  Chairman and CEO

                                                        Date:  7/17/00

     By:  TED ANTENUCCI
     -----------------------
     Name: Ted Antenucci
     Title: Executive Vice President, Development

                                                        By:  Greg Marvell
                                                        -----------------------
Date: 7-20-00                                           Name:  Greg Marvell
                                                        Its:  President, COO

                                                        Date:  7/17/00

                                ADDENDUM TO LEASE

         THIS ADDENDUM TO LEASE ("Addendum") is attached to and constitutes an integral part of the Lease between CATELLUS DEVELOPMENT CORPORATION, as Landlord, and SYNETICS SOLUTIONS INC., Inc., as Tenant. The terms of this Addendum shall be incorporated in the Lease for all purposes. In the event of a conflict between the provisions of the Lease and the provisions of this Addendum, this Addendum shall control.

         The following new Section is hereby added to the Lease which state in their entirety as follows:

         19. Option to Extend Provided (i) Tenant is not in default under the terms of this Lease at the time this renewal option is exercised or at the commencement of the Extension Term (as hereinafter defined), (ii) Tenant is occupying at least ninety percent (90%) of the Premises, including any expansion space, and (iii) Landlord has not given more than two (2) notices of default in any twelve (12) month period for nonpayment of monetary obligations, Tenant shall have the option to renew this Lease for an additional period of sixty (60) months ("Extension Term"). The Extension Term shall be on all the terms and conditions of this Lease, except that Landlord shall have no additional obligation for free rent, leasehold improvements or for any other tenant inducements for the Extension Term. Base Rent during the Extension Term shall be equal to the Base Rent set forth in the Basic Lease Information for one hundred twenty-first (121st) month through the one hundred eightieth (180th) month of the Lease Term and the Security Deposit will be increased to reflect any increase in Base Rent payable under the Lease. There shall be no additional extension terms beyond the Extension Term set forth herein. Tenant must exercise its option to extend this Lease by giving Landlord written notice of its election to do so no later than one hundred eighty (180) nor earlier than three hundred sixty (360) days prior to the end of the initial Term (i.e. the last day of the one hundred twentieth (120th) month). Any notice not given in a timely manner shall be void, and Tenant shall be deemed to have waived its extension rights. The extension option set forth herein is personal to Tenant and shall not be included in any assignment of this Lease.

              TA                        KN
      -------------------         -----------------
      Landlord's Initials         Tenant's Initials

                                    CATELLUS

                           Southshore Corporate Park

                               [MAP OF SITE PLAN]

                                  EXHIBIT A-1

                               [MAP OF PREMISES]

                                  EXHIBIT A-2

                               FIRST AMENDMENT TO
                    MULTI-TENANT INDUSTRIAL TRIPLE NET LEASE
                        AND COMMENCEMENT DATE MEMORANDUM

         THIS FIRST AMENDMENT TO MULTI-TENANT INDUSTRIAL TRIPLE NET LEASE AND COMMENCEMENT DATE MEMORANDUM ("Amendment") is made and entered into as of the 19th day of December, 2000, by and between CATELLUS DEVELOPMENT CORPORATION, a Delaware corporation ("Landlord"), and SYNETICS SOLUTIONS INC., an Oregon corporation ("Tenant").

                                R E C I T A L S :

         A. Landlord and Tenant are parties to that certain Multi-Tenant Industrial Triple Net Lease dated as of July 20, 2000 (the "Lease"), pursuant to which Landlord leased to Tenant certain premises located at Southshore Corporate Park - Building A, 18870 NE Riverside Parkway, Gresham, Oregon, as more particularly described in the Lease.

         B. Landlord and Tenant desire (a) to acknowledge, among other things, the Commencement Date (as such term is defined in the Lease) and the rentable square footage of the Premises and (b) to amend the Lease on the terms and conditions set forth below.

                               A G R E E M E N T :

         NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby amend the Lease and Landlord and Tenant agree as follows:

         1. INCORPORATION; DEFINED TERMS. The Lease, including all exhibits and schedules attached thereto, is incorporated into this Amendment by this reference. All capitalized terms used and not otherwise defined in this Amendment, but defined in the Lease, shall have the meaning set forth in the Lease.

         2. CONFIRMATION OF COMMENCEMENT DATE AND BASE RENT. Notwithstanding any provision to the contrary contained in the Lease, Tenant's obligation to pay Shell Base Rent (as set forth in the Basic Lease Information) under the Lease, but subject to the terms of this Paragraph 2, commenced on December 12, 2000. Concurrently with the execution of this Amendment, Tenant shall pay to Landlord the amount of Twenty Two Thousand Two Hundred Twenty Nine and 38/100 Dollars ($22,229.38) as Shell Base Rent for the month of December 2000. Tenant shall be under no obligation to pay the First Allowance Rent or the Second Allowance Rent for December 2000. In no event shall Landlord's acceptance of Shell Base Rent for the month of December accelerate the Commencement Date which shall be conclusively deemed to be January 1, 2001, and, notwithstanding any provision to the contrary contained in the Lease, the Term of the Lease shall commence on such date. In accordance with the foregoing, rather than enter into a separate Commencement Date Memorandum ("Memorandum"), as contemplated in Section 2 of the Lease, the parties desire to incorporate the provisions of the Memorandum herein as follows:

                  (a) The Commencement Date, as defined in the Lease, is January 1, 2001.

                  (b)      The Premises contains 109,906 rentable square feet.

                  (c) Base Rent is payable on the Commencement Date (i.e., January 1, 2001) in accordance with the following rent schedule:

 Months     Shell Base Rent  First Allowance Rent  Second Allowance Rent*  Total Base Rent
------------------------------------------------------------------------------------------
 1 - 24       $36,269.00           $5,343.00             $11,535.00          $53,147.00
------------------------------------------------------------------------------------------
 25 - 48      $38,487.00           $5,343.00             $11,535.00          $55,365.00
------------------------------------------------------------------------------------------
 49 - 72      $40,821.00           $5,343.00             $11.535.00          $57,699.00
------------------------------------------------------------------------------------------
 73 - 96      $43,307.00           $5,343.00             $11,535.00          $60,185.00
------------------------------------------------------------------------------------------
97 - 120      $45,944.00           $5,343.00             $11,535.00          $62,822.00
------------------------------------------------------------------------------------------
121-144+      $48,742.00           $       0             $        0          $48,742.00
------------------------------------------------------------------------------------------
145-168+      $51,710.00           $       0             $        0          $51,710.00
------------------------------------------------------------------------------------------
169-180+      $54,859.00           $       0             $        0          $54,859.00
------------------------------------------------------------------------------------------

* Subject to prepayment pursuant to Section 9(d) of the Work Letter

+ Subject to the provisions of the Option to Extend set forth in Section 19 of the Addendum to Lease

         3. RIGHT OF FIRST OFFER ON ADJACENT SPACE. A new Section 20 is hereby added to the Addendum to Lease as follows:

                  "20.     Right of First Offer

                           20.1 Provided that (i) no Event of Default has
                  occurred and is continuing under the Lease, (ii) Tenant is in occupancy of at least ninety percent (90%) of the Premises,
                  (iii) Landlord has not given more than two (2) notices of default in any twelve (12) month period for nonpayment of monetary obligations, if at any time prior to the last twelve
                  (12) months of the Term Landlord intends to offer the approximately 55,094 square feet portion of the Building not occupied by Tenant pursuant to the Lease (the "Additional Premises") for lease to third parties or to accept an offer of a third party to lease the Additional Premises, Landlord shall first give written notice to Tenant of the rental rate and other material terms upon which Landlord is willing to lease the Additional Premises ("Landlord's Lease Notice"). Landlord's Lease Notice shall constitute an offer to lease the Additional Premises to Tenant at the rental rate and upon the terms and conditions contained in Landlord's Lease Notice and shall state the anticipated date of availability of the Additional Premises. Tenant shall have five (5) business days after receipt of Landlord's Lease Notice to accept such offer. Tenant shall accept such offer, if at all, only by delivery to Landlord of Tenant's irrevocable written commitment to lease the Additional Premises at the rental rate and upon the terms and conditions contained in Landlord's Lease Notice (the "Expansion Commitment"). Notwithstanding the foregoing, such first offer right of Tenant shall commence only following the expiration or earlier termination of the initial lease of the Additional Premises, including any renewal, extension or expansion rights set forth in such leases, regardless of whether such renewal, extension or expansion rights are executed strictly in accordance with their terms, or pursuant to a lease amendment or a new lease (collectively, the "Superior Right Holders") with respect to such Additional Premises. Tenant's right of first offer shall be on the terms and conditions set forth in this Section 20.

                           20.2 Provided that no Superior Right Holder wishes to
                  lease the Additional Premises, if Tenant delivers to Landlord the Expansion Commitment within such five (5) business day period, all (but not part) of the Additional Premises shall be leased to Tenant commencing on the date Landlord delivers possession of the Additional Premises to Tenant and continuing for a period of time coterminous with the remaining Term of the Lease, including any options to extend the Term. Tenant shall lease the Additional Premises upon the same terms, conditions and covenants as are contained in the Lease except that (i) the Base Rent for the Additional Premises shall be at the rate set forth in Landlord's Lease Notice, and (ii) any terms and conditions set forth in Landlord's Lease Notice that are inconsistent with the terms and conditions of the Lease shall control.

                           20.3 Except as otherwise set forth in Landlord's
                  Lease Notice, possession of the Additional Premises shall be delivered to Tenant on an "as-is" basis and the construction of improvements in the Additional Premises shall comply with the terms of Section 10 and Exhibit G of this Lease. Landlord shall prepare and Landlord and Tenant shall execute and deliver a written agreement modifying and supplementing the Lease and specifying that the Additional Premises are part of the Premises and, except as otherwise specified in Landlord's Lease Notice, subject to all of the terms and conditions of the Lease.

                           20.4 Time is of the essence with respect to the
                  exercise by Tenant of its rights granted hereunder. In the event Tenant fails to deliver to Landlord Tenant's Expansion Commitment within the five (5) business day period prescribed above, all rights of Tenant to lease the Additional Premises shall terminate and Landlord shall have no further obligation to notify Tenant of any proposed leasing of the Additional Premises, and Landlord shall thereafter have the unconditional right to lease the Additional Premises to third parties or to accept offers from third parties to lease the Additional Premises without further obligation to Tenant. The rights granted to Tenant under this Section shall not apply to any sales or similar transfers of the Additional Premises. Notwithstanding anything to the contrary contained herein, Tenant must elect to exercise its right of first offer, if at all, with respect to all of the space offered by Landlord to Tenant at any particular time, and Tenant may not elect to lease only a portion thereof.

                           20.5 The rights granted to Tenant under this Section
                  20 are personal to Tenant, may not be exercised by or assigned to any person or entity other than Tenant, and shall terminate and be of no further force or effect upon any assignment of this Lease or subletting of the Premises unless specifically agreed and consented to in writing by Landlord in connection with any such sublease or assignment."

         4. PAYMENT OF ABOVE-STANDARD TENANT IMPROVEMENT COSTS. Pursuant to Section 5(b) of the Work Letter, Landlord and Tenant have previously approved the Work Cost Estimate dated December 18, 2000, attached hereto as Exhibit A (the "Work Cost Statement"). The Work Cost Statement provides that the total costs associated with the completion of the Tenant Improvements are to be approximately Six Million Six Hundred Eighty Thousand Nine Hundred Twenty Seven Dollars ($6,680,927.00) (the "Total TI Costs"). In connection with the payment of the Total TI Costs, Landlord and Tenant hereby acknowledge that (i) the Allowance of One Million Two Hundred Thousand Dollars ($1,200,000.00) has been applied toward the Total TI Costs, and (ii) Tenant has previously paid to Landlord the Tenant Contribution pursuant to Section 9(a) of the Work Letter in the amount of Five Million Dollars ($5,000,000.00) which has also been applied toward the Total TI Costs. As of the date of this Amendment, the unpaid balance of the Total TI Costs set forth in the approved Work Cost Statement is Four Hundred Eighty Thousand Nine Hundred Twenty Seven Dollars ($480,927.00). Landlord and Tenant hereby agree that, notwithstanding any provision to the contrary contained in the Lease (including, without limitation, Section 9(b) of the Work Letter), Tenant shall pay to Landlord the balance of the Total TI Costs (which the parties estimate to be approximately $480,927.00) in accordance with the following schedule:

                  (a) On or before January 15, 2001, Tenant shall pay to Landlord in Immediately Available Funds the amount of Four Hundred Twenty Thousand Nine Hundred Twenty Seven Dollars ($420,927.00).

                  (b) On or about February 15, 2001, Tenant shall pay to Landlord in Immediately Available Funds the balance of the Total TI Costs, which the parties currently estimate to be approximately Sixty Thousand Dollars ($60,000.00), all in accordance with the terms and conditions set forth in the Lease; provided, however, any cost savings or cost increases shall be reconciled in connection with this final installment of the Total TI Costs.

If an any time Tenant does not timely make any installment of the outstanding Total TI Costs to Landlord in accordance with the foregoing, such failure shall constitute a Tenant Delay and Landlord may, but shall not be obligated to, instruct the Contractor to stop all Work until such time as Tenant has fulfilled its obligations hereunder to make payment(s) to Landlord. Tenant's failure to pay any installment of the Total TI Costs in accordance with schedule set forth above shall constitute an Event of Default under the Lease.

         5.       MISCELLANEOUS.

                  (a) Effect of Amendments. Except to the extent the Lease is modified by this Amendment, the remaining terms and provisions of the Lease shall remain unmodified and in full force and effect. In the event of conflict between the terms of the Lease and the terms of this Amendment, the terms of this Amendment shall prevail.

                  (b) Entire Agreement. This Amendment embodies the entire understanding between Landlord and Tenant with respect to its subject matter and can be changed only by an instrument in writing signed by Landlord and Tenant.

                  (c) Counterparts. This Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which, together, shall constitute one in the same Amendment.

                  (d) Corporate and Partnership Authority. If Tenant is a corporation or partnership, or is comprised of either or both of them, each individual executing this Amendment for the corporation or partnership represents that he or she is duly authorized to execute and deliver this Amendment for the corporation or partnership and that this Amendment is binding upon the corporation or partnership in accordance with its terms.

                  (e) Attorneys' Fees. The provisions of the Lease respecting payment of attorneys' fees shall also apply to this Amendment.

"LANDLORD"                                  "TENANT"

CATELLUS DEVELOPMENT                        SYNETICS SOLUTIONS INC.,
CORPORATION, a Delaware corporation         an Oregon corporation

By:  Catellus Commercial Group, LLC,
     a Delaware limited liability company   By: GREG MARVELL
     Its:  Duly Authorized Agent                --------------------------------
                                                Name:  Greg Marvell
                                                Its:   President
     By
        ------------------------------
        Name: Ted Antenucci                 By: KOKI NAKAMURA
        Its:  Executive Vice President          --------------------------------
                                                Name: Koki Nakamura
                                                Its:  Chairman & CEO

SYNETICS
WORK COST ESTIMATE FOR LEASED PREMISES
LOCATED AT 18870 NE RIVERSIDE PARKWAY, GRESHAM, OR

ARCHITECTURAL/ENGINEERING GROUP MACKENZIE/INTERFACE ENG.                                   6/14/00              12/18/00
Architectural/Interiors                                                                 $   87,000.00        $   87,000.00
Structural                                                                              $   27,000.00        $   27,000.00
Mechanical/Electrical                                                                   $  132,000.00        $  132,000.00
Reimbursable Expenses(prints, copying, faxing, mileage)                                 $   16,500.00        $   16,500.00
Add. Design/Project mgmt. Fees(attached letter of 07/18/00)                             $   24,220.00        $   24,220.00
Interior design and finish services                                                                          $    9,100.00
Delete powder coat and metal fab. Misc. revisions                                                            $   11,700.00
SUBTOTAL                                                                                $  286,720.00        $  307.520.00
PRELIM. PERMIT FEES(ACTUAL FEES MAY VARY )

Building                                                                                $   20,939.00        $   20,939.00
Mechanical                                                                              $    6,176.00        $    6,176.00
Plumbing                                                                                $    1,815.00        $    1,930.00
Electrical                                                                              $    6,066.00        $    5,427.00
Fire Alarm                                                                              TBD                  TBD
Low Voltage                                                                             $       43.00        $      475.00
Fire Sprinklers                                                                         $      533.00        $      533.00
Traffic Impact Fee- add. 2nd floor                                                      $   19,373.00        $   19,373.00
SUBTOTAL                                                                                $   54,944.00        $   54,853.00
CDC ADMINISTRATIVE AND COORDINATION FEE
5% of design, permit and construct Tenant Improvement Work                              $  286,817.00        $  316,567.95

CONSTRUCTION COST FROM MCCORMACK PACIFIC                                                $5,187,177.00        $5,217,821.00
Allowance for Powder Coat, Metal Fab and Mech Systems                                   $  200,000.00             N.A.
Change order No. 1 Approved 8/24/00                                                                          $  148,686.00
Change order No. 2 Approved 9/30/00                                                                          $  344,934.00
Change order No. 3 Approved 10/26/00                                                                         $  188,222.00
Change order No. 4 Approved 11/13/00                                                                         $   20,643.00
Change order No. 5 Approved 11/28/00                                                                         $  (24,505.00)
Contingency:                                                                            $  259,358.00        $   60,000.00
Testing and Inspections                                                                 $    7,500.00        $   13,185.00
Subtotal                                                                                $5,654,035.00        $5,968,986.00
POTENTIAL ADDITIONAL COST
Front Entry Allowance ( formerly carried at $100,000)                                                        By Synetics
Misc. revisions still being estimated (Allowance)                                                            $  33,000.00
Subtotal                                                                                                     $  33,000.00

Est. Total Work Cost: Design, permits, Const., CDC., Poten. Costs                       $6,282,516.00        $6,680,926.95
Synetics'$5MM prog. pay received and Catellus $1.2MM contribution                                            $  (6,200,000)
Amount due per terms of lease                                                                                $  480,926.95
                                                                                                             -------------
Partial progress payment for project work completed                                                          $     420,927
                                                                                                             -------------
Synetics to pay any remaining balance upon final const. accounting                      Approx.              $   60,000.00
                                                                                                             -------------
Final costs should be done in early Feb. 2001

                                   EXHIBIT A